                                                                EXHIBIT 99.1(A)I


                         INDEX TO FINANCIAL STATEMENTS




                                                                                 PAGE
                                                                                 -----
Annual Financial Statements
 Independent Auditors' Report ................................................   F-1
 Consolidated Statements of Financial Condition as of June 30, 1998 and 1997 .   F-2
 Consolidated Statements of Operations for years ended June 30, 1998, 1997 and
   1996 ......................................................................   F-3
 Consolidated Statements of Changes in Stockholder's Equity for years ended
   June 30, 1998, 1997 and 1996 ..............................................   F-4
 Consolidated Statements of Cash Flows for years ended June 30, 1998, 1997 and
   1996 ......................................................................   F-5
 Notes to Consolidated Financial Statements ..................................   F-7

                             GLENDALE FEDERAL BANK

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Glendale Federal Bank


     We have audited the accompanying consolidated statements of financial condition of Glendale Federal Bank and subsidiaries (the Bank) as of June 30, 1998 and 1997, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for each of the years in the three-year period ended June 30, 1998. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Glendale Federal Bank and subsidiaries as of June 30, 1998 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1998 in conformity with generally accepted accounting principles.




                                        KPMG PEAT MARWICK LLP


Los Angeles, California
July 20, 1998

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)




                                                                                              JUNE 30
                                                                                  -------------------------------
                                                                                        1998            1997
                                                                                  --------------- ---------------
                                     ASSETS
Cash and amounts due from banks .................................................   $   289,978     $   221,557
Federal funds sold and assets purchased under resale agreements .................       172,000         632,000
Certificates of deposit--substantially restricted ...............................         2,200           4,005
Other debt and equity securities available for sale, at fair value ..............       126,108          27,794
Mortgage-backed securities held to maturity, at amortized cost (fair value:
 $921,555 in 1998 and $1,166,941 in 1997) .......................................       914,593       1,162,825
Mortgage-backed securities available for sale, at fair value ....................     1,460,770       1,116,709
Loans receivable, net of allowance for loan losses of $156,482 in 1998 and
 $163,759 in 1997 ...............................................................    13,742,673      11,886,090
Loans held for sale, at lower of cost or market .................................        31,907          19,003
Real estate held for sale or investment .........................................         6,327           8,689
Real estate acquired in settlement of loans .....................................        37,393          61,500
Interest receivable .............................................................       114,009         102,940
Investment in capital stock of Federal Home Loan Bank, at cost ..................       300,339         259,587
Premises and equipment, at cost, less accumulated depreciation ..................       146,893         134,936
Mortgage servicing assets .......................................................       243,314         284,472
Goodwill and other intangible assets, less accumulated amortization
 ($31,261 in 1998 and $22,110 in 1997) ..........................................       180,463          99,533
Other assets ....................................................................       326,429         196,619
                                                                                    -----------     -----------
                                                                                    $18,095,396     $16,218,259
                                                                                    ===========     ===========
                         LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Deposits ........................................................................   $10,701,157     $ 9,356,909
Securities sold under agreements to repurchase ..................................       175,551         768,682
Borrowings from the Federal Home Loan Bank ......................................     5,613,458       4,788,000
Other borrowings ................................................................            70          10,782
Other liabilities and accrued expenses ..........................................       281,603         221,540
Income taxes payable ............................................................        45,158          60,272
                                                                                    -----------     -----------
   Total liabilities ............................................................    16,816,997      15,206,185
                                                                                    ===========     ===========
STOCKHOLDER'S EQUITY:
Preferred stock, Series A, $1.00 par value per share and $25.00 liquidation preference per share (5,000,000 shares authorized; 4,621,982 shares issued
 and outstanding at June 30, 1998 and 1997) .....................................         4,622           4,622
Common stock, $1.00 par value per share (100,000,000 shares authorized;
 57,754,480 shares issued and outstanding in 1998; 50,348,509 shares issued
 and outstanding at June 30, 1997) ..............................................        57,754          50,349
Additional paid-in capital ......................................................     1,008,464         793,111
Net unrealized holding loss on debt and equity securities available for sale ....        (1,612)         (1,154)
Retained earnings--substantially restricted .....................................       209,171         165,146
                                                                                    -----------     -----------
 Total stockholder's equity .....................................................     1,278,399       1,012,074
                                                                                    -----------     -----------
                                                                                    $18,095,396     $16,218,259
                                                                                    ===========     ===========

          See accompanying Notes to Consolidated Financial Statements

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                                                                YEARS ENDED JUNE 30
                                                                     -----------------------------------------
                                                                          1998          1997          1996
                                                                     ------------- ------------- -------------
Interest income:
 Loans receivable ..................................................  $  950,265    $  861,858    $  803,432
 Mortgage-backed securities ........................................     149,749       149,551       216,812
 Investments .......................................................      57,931        61,547        59,791
                                                                      ----------    ----------    ----------
   Total interest income ...........................................   1,157,945     1,072,956     1,080,035
                                                                      ==========    ==========    ==========
Interest expense:
 Deposits ..........................................................     408,300       405,182       433,834
 Short-term borrowings .............................................      37,591        18,642       108,839
 Other borrowings ..................................................     271,430       270,148       204,297
                                                                      ----------    ----------    ----------
   Total interest expense ..........................................     717,321       693,972       746,970
                                                                      ----------    ----------    ----------
   Net interest income .............................................     440,624       378,984       333,065
Provision for loan losses ..........................................      (1,727)       25,204        40,350
                                                                      ----------    ----------    ----------
   Net interest income after provision for loan losses .............     442,351       353,780       292,715
Other income:
 Loan servicing income, net ........................................      28,550        33,795        24,208
 Other fees and service charges ....................................      69,526        56,901        45,769
 Gain (loss) on sale of loans, net .................................         605          (291)         (690)
 Gain (loss) on sale of mortgage-backed securities, net ............       4,562        (1,804)      (34,222)
 Other income (loss), net ..........................................       1,643            62          (707)
                                                                      ----------    ----------    ----------
   Total other income ..............................................     104,886        88,663        34,358
                                                                      ----------    ----------    ----------
Other expenses:
 Compensation and employee benefits ................................     135,966       114,270       101,502
 Computer support and item processing ..............................      37,686        25,545        20,474
 Occupancy expense, net ............................................      34,215        31,777        29,698
 Advertising and promotion .........................................      21,816        24,416        24,798
 Furniture, fixtures and equipment .................................      15,078        12,585        11,605
 Stationery, supplies and postage ..................................      14,228        11,628        10,158
 Regulatory insurance ..............................................       7,843        16,317        27,491
 Other general and administrative expenses .........................      26,857        26,686        21,209
                                                                      ----------    ----------    ----------
   Total general and administrative expenses .......................     293,689       263,224       246,935
 SAIF special assessment ...........................................          --        55,519            --
 Legal expense--goodwill lawsuit ...................................      19,045        24,058         1,929
 Acquisition and restructuring costs ...............................       6,939            --            --
 Operations of real estate held for sale or investment .............        (664)          935         1,242
 Operations of real estate acquired in settlement of loans .........      (3,111)        6,623         8,426
 Amortization of goodwill and other intangible assets ..............       9,151         5,530         5,147
                                                                      ----------    ----------    ----------
   Total other expenses ............................................     325,049       355,889       263,679
                                                                      ----------    ----------    ----------
Earnings before income tax provision ...............................     222,188        86,554        63,394
Income tax provision ...............................................      93,113        36,131        21,342
                                                                      ----------    ----------    ----------
   Net earnings ....................................................  $  129,075    $   50,423    $   42,052

                                                                      ==========    ==========    ==========


          See accompanying Notes to Consolidated Financial Statements

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)




                                           PREFERRED STOCK
                                              SERIES A                COMMON STOCK
                                     --------------------------- -----------------------
                                          SHARES        AMOUNT      SHARES      AMOUNT
                                     --------------- ----------- ------------ ----------
Balance, June 30, 1995 .............     8,050,000    $   8,050   40,719,718   $40,720
Exchange of Series A Preferred
 Stock for common stock ............    (2,226,118)      (2,226)   5,901,771     5,902
Net unrealized holding loss on
 debt and equity securities
 available for sale ................            --           --           --        --
Stock options exercised ............                                 106,000       106
5-year warrants exercised ..........            --           --        2,209         2
Dividends declared on Series A
 preferred stock ($2.188 per
 share) ............................            --           --           --        --
Net earnings .......................            --           --           --        --
                                        ----------    ---------   ----------   -------
Balance, June 30, 1996 .............     5,823,882        5,824   46,729,698    46,730
Exchange of Series A Preferred
 Stock for common stock ............    (1,201,900)      (1,202)   3,103,872     3,104
Net unrealized holding gain on
 debt and equity securities
 available for sale ................            --           --           --        --
Stock options exercised ............            --           --      512,125       512
5-year warrants exercised ..........            --           --          414         1
7-year warrants exercised ..........            --           --        2,400         2
Dividends declared on Series A
 preferred stock ($2.188 per
 share) ............................            --           --           --        --
Net earnings .......................            --           --           --        --
                                        ----------    ---------   ----------   -------
Balance, June 30, 1997 .............     4,621,982        4,622   50,348,509    50,349
Net unrealized holding loss on
 debt and equity securities
 available for sale ................            --           --           --        --
Stock options exercised ............            --           --       15,376        15
5-year warrants exercised ..........            --           --           38        --
Acquisition of CenFed Bank .........            --           --    7,390,557     7,390
Dividends paid to parent ...........            --           --           --        --
Net earnings .......................            --           --           --        --
                                        ----------    ---------   ----------   -------
Balance, June 30, 1998 .............     4,621,982    $   4,622   57,754,480   $57,754
                                        ==========    =========   ==========   =======



                                                       NET UNREALIZED
                                                        HOLDING GAIN
                                                       (LOSS) ON DEBT
                                       ADDITIONAL        AND EQUITY                        TOTAL
                                         PAID-IN         SECURITIES        RETAINED    STOCKHOLDER'S
                                         CAPITAL     AVAILABLE FOR SALE    EARNINGS*      EQUITY
                                     -------------- -------------------- ------------ --------------
Balance, June 30, 1995 .............   $  793,372        $      37        $  99,668     $  941,847
Exchange of Series A Preferred
 Stock for common stock ............       (3,676)              --               --             --
Net unrealized holding loss on
 debt and equity securities
 available for sale ................           --          (11,428)              --        (11,428)
Stock options exercised ............        1,028               --               --          1,134
5-year warrants exercised ..........           --               --               --              2
Dividends declared on Series A
 preferred stock ($2.188 per
 share) ............................           --               --          (16,156)       (16,156)
Net earnings .......................           --               --           42,052         42,052
                                       ----------        ---------        ---------     ----------
Balance, June 30, 1996 .............      790,724          (11,391)         125,564        957,451
Exchange of Series A Preferred
 Stock for common stock ............       (1,902)              --               --             --
Net unrealized holding gain on
 debt and equity securities
 available for sale ................           --           10,237               --         10,237
Stock options exercised ............        4,263               --               --          4,775
5-year warrants exercised ..........           --               --               --              1
7-year warrants exercised ..........           26               --               --             28
Dividends declared on Series A
 preferred stock ($2.188 per
 share) ............................           --               --          (10,841)       (10,841)
Net earnings .......................           --               --           50,423         50,423
                                       ----------        ---------        ---------     ----------
Balance, June 30, 1997 .............      793,111           (1,154)         165,146      1,012,074
Net unrealized holding loss on
 debt and equity securities
 available for sale ................           --             (458)              --           (458)
Stock options exercised ............       28,883               --               --         28,898
5-year warrants exercised ..........           --               --               --             --
Acquisition of CenFed Bank .........      186,470               --               --        193,860
Dividends paid to parent ...........           --               --          (85,050)       (85,050)
Net earnings .......................           --               --          129,075        129,075
                                       ----------        ---------        ---------     ----------
Balance, June 30, 1998 .............   $1,008,464        $  (1,612)       $ 209,171     $1,278,399
                                       ==========        =========        =========     ==========

----------
* substantially restricted












          See accompanying Notes to Consolidated Financial Statements

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)




                                                                                        YEARS ENDED JUNE 30
                                                                        ---------------------------------------------------
                                                                              1998              1997              1996
                                                                        ---------------   ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings ........................................................    $    129,075      $     50,423      $     42,052
Adjustments to reconcile net earnings to net cash provided by operating activities:
 Amortization of discounts and accretion of premiums, net ...........           7,473            11,064             8,054
 Accretion of deferred loan fees ....................................          (3,305)           (4,355)           (5,546)
 Provision for loan losses ..........................................          (1,727)           25,204            40,350
 Amortization of mortgage servicing assets ..........................          49,245            27,342            22,559
 Provision for impairment of mortgage servicing assets ..............           6,142             4,047                --
 (Gain) loss on sale of loans, net ..................................            (605)              291               690
 (Gain) loss on sale of mortgage-backed securities, net .............          (4,562)            1,804            34,222
 Depreciation .......................................................          16,186            15,065            16,115
 Provision for losses on real estate ................................           2,670             7,706            11,610
 Gain on sale of real estate ........................................         (10,641)           (7,220)          (10,880)
 Amortization of goodwill and other intangible assets ...............           9,151             5,530             5,147
 (Benefit) provision for deferred income taxes ......................          (7,685)           10,364            19,132
 Net change in loans originated or purchased for resale .............          62,422            39,249            (2,649)
 Decrease (increase) in interest receivable .........................             460            (8,851)            7,158
 FHLB stock dividend received .......................................         (16,096)          (13,693)           (9,612)
 (Increase) decrease in other assets ................................        (127,001)              434            20,298
 Increase (decrease) in other liabilities ...........................         119,641           177,937           (27,698)
 Other items ........................................................          (2,669)              630           (24,286)
                                                                         ------------      ------------      ------------
 Total adjustments ..................................................          99,099           292,548           104,664
                                                                         ------------      ------------      ------------
Net cash provided by operating activities ...........................         228,174           342,971           146,716
                                                                         ============      ============      ============
CASH FLOWS FROM INVESTING ACTIVITIES:
Net change in certificates of deposit with original maturities of 3
 months or less .....................................................           3,805             1,971            (5,027)
Net change in other debt and equity securities with original
 maturities of 3 months or less .....................................             390            (3,809)            9,268
Purchase of certificates of deposit .................................          (2,000)           (3,000)           (4,800)
Purchase of other debt and equity securities held to maturity .......              --            (3,000)           (5,000)
Proceeds from maturities of certificates of deposit .................              --             7,810             9,100
Proceeds from maturities of other debt and equity securities held
 to maturity ........................................................              --             7,800            20,045
Purchase of other debt and equity securities available for sale .....            (361)           (2,113)               --
Proceeds from sales and maturities of other debt and equity
 securities available for sale ......................................           6,156           161,760                --
Purchase of mortgage-backed securities held to maturity .............              --                --            (2,982)
Principal payments on mortgage-backed securities held to maturity             245,588           190,545           495,999
Purchase of mortgage-backed securities available for sale ...........        (588,712)         (505,083)         (113,218)
Principal payments on mortgage-backed securities available for sale           457,318           285,404           355,975
Proceeds from sale of mortgage-backed securities available for sale           124,811                --         1,671,934
Loans originated for investment, net of refinances ..................        (720,064)         (590,924)         (364,471)
Loans purchased for investment ......................................      (2,707,817)       (2,430,461)       (2,107,509)
Net change in undisbursed loan funds ................................          (1,591)          (10,353)            7,507
Principal payments on loans held for investment .....................       2,859,780         1,894,857         1,428,501
Proceeds from sale of loans held for investment .....................              --                --           159,079
Cash invested in real estate ........................................         (11,735)          (12,515)          (16,115)
Cash received from real estate investments and sale of real estate
 acquired in settlement of loans ....................................          98,175           101,679           108,482
Purchase of FHLB stock ..............................................          (1,067)          (53,052)          (17,187)
Redemption of FHLB stock ............................................              --                --            19,756
Net (increase) decrease in premises and equipment ...................         (18,191)          (19,810)           20,559
Payments under agreements to purchase mortgage servicing assets .....         (21,558)         (197,091)          (26,479)
Payment for purchase of CENFED Financial Corporation ................          (3,232)               --                --
Payment for purchase of TransWorld Bank .............................              --           (64,419)               --
Payment for purchase of OneCentral Bank .............................              --           (11,111)               --
                                                                         ------------      ------------      ------------
Net cash (used in) provided by investing activities .................        (280,305)       (1,254,915)        1,643,417
                                                                         ============      ============      ============

                       Statement continued on next page

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                                (IN THOUSANDS)




                                                                                    YEARS ENDED JUNE 30
                                                                    ---------------------------------------------------
                                                                          1998              1997              1996
                                                                    ---------------   ---------------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in deposits .............................    $    (93,221)     $    227,776      $    (10,904)
Net change in short-term borrowings with original maturities of 3
 months or less .................................................        (717,197)           10,632        (1,937,126)
Proceeds from fundings of FHLB advances .........................       4,024,000         2,300,000         2,988,000
Repayments of FHLB advances .....................................      (3,460,000)       (1,350,000)       (2,645,000)
Repayment of other borrowings ...................................         (10,712)           (2,492)          (18,284)
Proceeds from issuance of common stock ..........................             206             4,804             1,136
Payment of dividends on preferred stock .........................              --           (11,827)          (17,044)
Payment of dividends to parent company ..........................         (82,524)               --                --
                                                                     ------------      ------------      ------------
 Net cash (used in) provided by financing activities ............        (339,448)        1,178,893        (1,639,222)
                                                                     ------------      ------------      ------------
Net (decrease) increase in cash and cash equivalents ............        (391,579)          266,949           150,911
Cash and cash equivalents at beginning of year ..................         853,557           586,608           435,697
                                                                     ------------      ------------      ------------
Cash and cash equivalents at end of year ........................    $    461,978      $    853,557      $    586,608
                                                                     ============      ============      ============

          See accompanying Notes to Consolidated Financial Statements

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         JUNE 30, 1998, 1997 AND 1996


NOTE 1: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND
                            REPORTING POLICIES


 PRINCIPLES OF CONSOLIDATION AND PRESENTATION

     The consolidated financial statements include the accounts of Glendale Federal Bank, Federal Savings Bank and its subsidiaries ("Glendale Federal" or the "Bank"). All significant intercompany balances and transactions have been eliminated in consolidation, including 200,686 common shares of Glendale Federal held by a subsidiary of the Bank at June 30, 1998. Certain reclassifications have been made to prior years' consolidated financial statements to conform to the June 30, 1998 presentation.

     Golden State Bancorp Inc. ("Golden State" or the "Company") was formed to become the holding company for Glendale Federal in a reorganization that was approved by Glendale Federal's stockholders and completed on July 24, 1997. As part of the holding company formation, shares of Glendale Federal's common stock automatically became an equal number of shares of Golden State common stock and shares of Glendale Federal's Noncumulative Preferred Stock, Series E, automatically became an equal number of shares of Golden State's Noncumulative Convertible Preferred Stock, Series A. Glendale Federal's two classes of warrants became exercisable solely to purchase common stock of Golden State. The members of the board of directors of Glendale Federal also became the board of directors of Golden State.

     On November 26, 1997, Golden State Financial Corporation ("Golden State Financial") was formed as a wholly-owned subsidiary of Golden State for the purpose of becoming an intermediate holding company to effect the acquisition of CENFED Financial Corporation ("CENFED"), the parent company of CenFed Bank, A Federal Savings Bank ("CenFed Bank"). CENFED was merged with and into Golden State Financial on April 21, 1998, with Golden State Financial as the surviving entity in the merger. On May 8, 1998, Golden State Bancorp contributed its shares of Glendale Federal to Golden State Financial and CenFed Bank was merged into Glendale Federal, with Glendale Federal as the surviving entity.

     Golden State has no significant assets or business other than its ownership of Golden State Financial, and Golden State Financial has no significant assets or business other than its ownership of Glendale Federal. The Bank's business consists primarily of attracting checking and savings deposits from the public; originating real estate, business and consumer loans; and purchasing loans secured by mortgages on residential real estate. The Bank, through its subsidiaries, also provides general insurance and securities brokerage services.


 RISKS AND UNCERTAINTIES

     In the normal course of its business, the Bank encounters two significant types of risk: economic risk and regulatory risk. There are four main components of economic risk: interest rate risk, credit risk, market risk and concentrations of credit risk. The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different bases, than its interest-earning assets. Credit risk is the risk of default on the Bank's loan portfolio that results from borrowers' inability or unwillingness to make contractually required payments. Market risk refers to the risk of decline in the value of collateral underlying loans receivable and the value of real estate held by the Bank, and in the valuation of loans held for sale, mortgage-backed securities available for sale and mortgage servicing assets. Concentration of credit risk refers to the risk that, if the Bank extends a significant portion of its total outstanding credit to borrowers in a specific geographical area or industry or on the security of a specific form of collateral, the Bank may experience disproportionately high levels of default and losses if those borrowers, or the value of the type of collateral, is adversely affected by factors that are particularly applicable to such borrowers or collateral. Glendale Federal's lending activities are principally in California, with the largest concentration of the Bank's loan portfolio being secured by real estate located in Southern California. The ability of the Bank's borrowers to repay

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

amounts owed is dependent on several factors, including the economic conditions in the borrower's geographic region and the borrower's financial condition. The Company and the Bank are subject to the regulations of various government agencies. Regulatory risk refers, among other things, to the fact that these regulations can and do change significantly from period to period. The Bank undergoes periodic examinations by regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions resulting from the regulators' judgments based on information available to them at the time of their examination.

     The Bank has had an ongoing program that was intended to ensure that its operational and financial systems would not be adversely affected by Year 2000 data processing hardware and software failures arising from processing errors involving calculations using the Year 2000 date. Enhancements to the Bank's mainframe systems have been implemented with completion of all mission critical repairs having been scheduled for November 1998. The Bank has initiated renovation of its non-mainframe systems, with completion of all but one mission critical system having been scheduled for December 1998 and the one remaining mission critical system was to be completed in February 1999. The Bank halted further implementation of its own Year 2000 efforts as of August 20, 1998 after receiving both shareholder and Office of Thrift Supervision approvals for the Cal Fed Merger. See Note 21: "Subsequent Events" for additional information regarding the Cal Fed Merger. Future Year 2000 compliance will depend upon the ongoing systems that will be maintained by Cal Fed. Expenses related to the Year 2000 enhancements amounted to $10.0 million in fiscal 1998, compared to $0.3 million in fiscal 1997. The Bank expected to incur approximately $37 million on this project, including $2 million to $3 million on software and hardware expenditures, on its program to modify, redevelop or replace its computer applications to try to make them "Year 2000" compliant. Year 2000 compliance failures could result in additional expense to the Bank and significant disruption of its business.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods covered, including the allowance for loan losses, mortgage servicing assets and the realization of deferred tax assets. Actual results could differ significantly from those estimates and assumptions.


 SHORT-TERM HIGHLY LIQUID INVESTMENTS

     The Bank's short-term highly liquid investments consist of federal funds sold and assets purchased under agreements to resell. The Bank invests in these assets to maximize its return on liquid funds.

     Glendale Federal is required by the Federal Reserve System to maintain non-interest earning cash reserves against certain of its transaction accounts and term deposit accounts. At June 30, 1998 and 1997, the required reserves totaled $92,688,000 and $61,892,000, respectively. Actual reserves totaled $92,690,000 and $62,454,000 at June 30, 1998 and 1997, respectively.


 INVESTMENTS IN DEBT AND EQUITY SECURITIES

     Glendale Federal's investment in debt securities consists principally of U.S. Treasury securities, obligations of municipalities and mortgage-backed securities purchased by the Bank or created when the Bank exchanges pools of loans for mortgage-backed securities ("securitized loans"). The Bank classifies its investment in debt and equity securities as held to maturity securities, trading securities and available for sale securities, as applicable.

     Securities are designated as held to maturity if the Bank has the positive intent and the ability to hold the securities to maturity. Held to maturity securities are carried at amortized cost, adjusted for the amortization of any related net deferred origination costs and premiums or the accretion of any related

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

net deferred origination fees and discounts into interest income using the interest method over the estimated remaining period until maturity. Unrealized losses on held to maturity securities, reflecting a decline in value judged by the Bank to be other than temporary, are charged to income and reported under the caption "Gain (loss) on sale of mortgage-backed securities, net" in the Consolidated Statements of Operations.

     Glendale Federal classifies securities as available for sale when at the time of purchase it determines that such securities may be sold at a future date or if the Bank does not have the positive intent or ability to hold such securities to maturity. Securities designated as available for sale are recorded at fair value. Changes in the fair value of debt and equity securities available for sale are included in shareholders' equity as unrealized holding gains or losses net of the related tax effect. Unrealized losses on available for sale securities reflecting a decline in value judged to be other than temporary are charged to income in the Consolidated Statement of Operations. Realized gains or losses on available for sale securities are determined on the specific identification basis. Deferred net origination costs or fees, and purchased premiums and discounts, are amortized and accreted to interest income using the interest method over the estimated remaining period until maturity.

     Glendale Federal classifies securities it intends to sell presently as trading securities. Such securities are generally comprised of securities created by the Bank to facilitate the sale of loans originated and held for sale. Trading securities are recorded at fair value, determined by the lesser of quoted market prices for similar securities or commitment prices for those securities under mandatory commitments to sell. Changes in fair value of debt and equity securities are recognized in earnings in the period in which the change occurs under the caption "Gain (loss) on sale of mortgage-backed securities, net" in the Consolidated Statements of Operations. The Bank held no trading securities at June 30, 1998 and 1997.

     In November 1995, the Financial Accounting Standards Board (the "FASB") issued implementation guidance for Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). The guidance caused the Bank to reassess the appropriateness of the classifications of its securities and account for resulting reclassifications at fair value in accordance with SFAS 115. During the second quarter of fiscal 1996, the Bank, in accordance with the implementation guidance, reclassified $2.8 billion of mortgage-backed securities from held to maturity to available for sale. Pursuant to the transfer to available for sale and the subsequent sale of $1.7 billion of CMOs, the Bank recorded a pre-tax loss on sale of mortgage-backed securities of $28.2 million during fiscal 1996. See Note 6: "Mortgage-Backed Securities" for additional information.


 LOANS HELD FOR SALE

     Glendale Federal may designate certain of its loans receivable as being held for sale. In determining the level of loans held for sale, the Bank considers whether such loans would be sold in response to liquidity needs, asset/liability management requirements, regulatory capital needs and other factors. The Bank originates and/or purchases loans that meet certain yield and other guidelines for its own portfolio. Such loans are designated as held for investment at the time of origination or purchase based on a specific identification method. Loans that do not meet such guidelines are designated as held for sale.

     Loans held for sale are recorded at the lower of aggregate cost or market value. Unrealized losses are recorded as a reduction in earnings and are included under the caption "Gain (loss) on sale of loans, net" in the Consolidated Statements of Operations. Realized gains and losses from the sale of loans receivable are computed under the specific identification method.


 ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained at an amount management deems adequate to cover estimated inherent losses. In determining the allowance for loan losses to be maintained, management

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

evaluates many factors, including management's judgment as to appropriate asset classifications, prevailing and forecasted economic and market conditions, industry experience, historical loss experience, loan portfolio composition, management's assessment of the borrowers' ability to repay and repayment performance, and the fair value of the underlying collateral.

     The determination of the allowance for loan losses is based on estimates that are particularly susceptible to changes in the economic environment and market conditions. Management believes that, as of June 30, 1998 and 1997, the allowance for loan losses is adequate based on information currently available to it. Deterioration in the economies of the Bank's principal market areas could adversely impact the Bank's loan portfolios and increases in non-performing assets and higher charge-offs could result. Such adverse effects could also require a larger allowance for loan losses.

     The Bank considers a loan to be impaired when, based upon current information and events, it believes it is probable that the Bank will be unable to timely collect all amounts due according to the contractual terms of the loan agreement. Non-accrual income property loans, non-accrual single-family loans or borrowing relationships with unpaid balances greater than $500,000, non-accrual business banking loans with unpaid balances of greater than $100,000, troubled debt restructurings, and certain performing loans are measured individually for impairment. Loans not included in the preceding categories are collectively measured for impairment. Specific valuation allowances are established for impaired collateralized loans at the difference between the loan amount and the fair value of the related collateral, reduced by estimated selling costs, and for unsecured loans at either the present value or the expected future cash flows from the loan, discounted at the loan's effective interest rate, or at the loan's observable market price. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. Adjustments to impairment losses due to changes in the fair value of the collateral properties for impaired loans are included in the provision for loan losses. Impaired loans may be left on accrual status during the period the Bank is pursuing repayment of the loan. When an impaired loan is either sold, transferred to REO or written down, any related valuation allowance is charged off against the allowance for loan losses. Impaired loans are placed on non-accrual status at the point that either: (1) they become 90 days delinquent; or (2) the Bank determines the borrower is incapable of, or has ceased efforts toward, continuing performance under the terms of the loan.

     Increases to the general allowance are charged to the provision for loan losses. Specific valuation allowances are provided for when management identifies a loan or a portion thereof as to which default is deemed probable. Charge-offs to the allowance for loan losses are made when all, or a portion, of the loan is confirmed as a loss based upon management's review of the loan or through repossession of the underlying security or through a troubled debt restructuring transaction. Recoveries of previously charged-off amounts are credited to the allowance.


 TROUBLED DEBT RESTRUCTURINGS

     Loans whose terms are modified due to borrower difficulties in repaying amounts owed under the loan's original terms are classified as Troubled Debt Restructurings ("TDRs"). TDRs are reported as such based on whether the restructuring was made at an interest rate equal to or greater than the rate that the Bank was willing to accept for loans presenting comparable credit risk at the time of the restructuring for a loan of comparable risk and whether the loan is impaired based on the terms of the restructuring agreement. Loans that are restructured at rates greater than or equal to the rate the Bank was willing to accept at the time of restructuring and that are not impaired based on the terms of the restructuring are reported as TDRs only in the year of the restructuring. All other TDRs are reported in years following the restructuring until repaid.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

 INTEREST INCOME RECOGNITION--LOANS RECEIVABLE

     Interest income is accrued as it is earned. Loans are placed on non-accrual status after being delinquent more than 90 days, or earlier if the borrower is deemed by management to be unable to continue performance. When a loan is placed on non-accrual status, interest accrued but not received is reversed. While a loan is on non-accrual status, interest is recognized only as cash is received and if no portion of the loan's carrying value is classified "Doubtful". Loans are returned to accrual status only when the loan is reinstated and ultimate collectibility of current interest is no longer in doubt. Interest income on impaired loans is recognized based on the loan's accrual and classification status as discussed above.

     Loan origination fees and direct origination costs are deferred at origination and the net amounts deferred are accreted or amortized to interest income over the contractual lives of the loans, using the interest method. Accretion of discounts and net deferred origination fees and amortization of premiums and net deferred origination costs is discontinued when loans are placed on non-accrual status.


 GAINS AND LOSSES FROM SALE OF LOANS

     Glendale Federal sells whole mortgage loans and participations in mortgage loans to institutional and private investors. Gains and losses resulting from the sales of loans are determined on the specific identification method and reflect the extent that the sales proceeds and the allocated fair value of any retained interests exceed or are less than the Bank's investment in the loans (which includes the unpaid principal balance of the loans, unearned discounts, premiums and deferred fees and costs at the time of sale). To the extent sales of loans involve the sale of part of a loan or a pool of loans with disproportionate credit or prepayment risks, the cost basis is allocated based upon the relative fair market value of the portion sold to the portion retained on the date of sale.

     In most cases, the Bank sells loans and continues to service such loans for the investor. During fiscal 1997, the Bank adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS 122"). SFAS 122 was superseded, for transactions recorded after December 31, 1996, by Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). Both SFAS 122 and SFAS 125 require, and the Bank recorded, the recognition of a servicing asset or liability and other retained interests as an allocation of the carrying amount of the assets sold between the asset sold and the servicing obligation and other retained interests based on the relative fair value of the assets sold to the interests retained. The resulting Mortgage Servicing Asset ("MSA") or liability is amortized in proportion to and over the period of estimated net servicing income or loss. The Bank evaluates the MSA for impairment or increased obligation based on the MSA's fair value.

     Glendale Federal estimates fair values by discounting servicing asset cash flows using discount and prepayment rates that it believes market participants would use. The assets are summarized by risk attribute strata and a valuation allowance is recorded as the sum of the impairment amounts for all strata with impairment. For purposes of defining impairment strata, the Bank groups loans by interest rate, by whether the loan is government-insured, and by whether the loan has a fixed or adjustable interest rate.

     If loans are sold with recourse, the estimated liability under the recourse provision is provided for in the computation of the gain or loss. For loan sales after December 31, 1996, in accordance with the requirements of SFAS 125 (described under the caption "Current Accounting Pronouncements", following), the liability for loans sold with recourse is recorded at the fair value of the liability. For loan sales through December 31, 1996, the liability is recorded at the present value of the future recourse obligation, discounted at a risk-free rate of return as of the date of the sale. There were no loan sales with recourse between December 31, 1996 and June 30, 1998.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

 LOAN SERVICING AND MORTGAGE SERVICING RIGHTS

     Glendale Federal services mortgage loans for investors. Fees earned for servicing loans owned by investors are reported as income when the related mortgage loan payments are due. Accrued servicing fees relating to loans past due more than 90 days are reversed. Loan servicing costs are charged to expense as incurred. Loans serviced for others are not included with loans receivable or any other asset in the accompanying Consolidated Statements of Financial Condition.

     The Bank from time-to-time enters into transactions to acquire the rights to service pools of loans for others and collect the servicing and related fees. The amount paid by the Bank for these rights is capitalized as MSA. The Bank also sells loans and retains the right to service the loans for the investors. As discussed in "Gains and Losses from Sale of Loans," preceding, the Bank also records MSA arising from sales of loans.

     MSA is amortized in proportion to, and over the period that the servicing rights generate net servicing fee income. SFAS 125 also requires that MSA be evaluated for impairment based on the asset's fair value. The Bank estimates fair values by discounting servicing asset cash flows using discount and prepayment rates that it believes market participants would use. For purposes of measuring impairment, MSA is stratified by the Bank based upon whether the loans are fixed-rate or adjustable-rate, and whether the loans are government-insured.

 ACCOUNTING FOR REAL ESTATE

     Real estate acquired in settlement of loans ("REO") is recorded at the lower of fair value, generally as determined by recent appraisals, reduced by estimated selling costs, or the recorded investment in the loan at the time of foreclosure. Thereafter, the property is carried at the lower of acquisition cost or fair value reduced by estimated selling costs, as reflected by subsequent appraisals or sales agreements. Specific valuation allowances on REO are recorded through a charge to operations for estimated costs to sell and if there is a further deterioration in fair value. The Bank also provides a general allowance for inherent losses on REO recorded through a charge to operations.

     Real estate held for sale or investment ("REI") is carried at the lower of cost or fair value less estimated costs to sell.

     Changes in estimated selling and disposal costs, and declines in fair values are provided through a valuation allowance. Net gains or losses on disposal of REO and REI are charged to operations as incurred.

     Gains on real estate sales financed by the Bank are recognized only when the transactions meet the down-payment and continuing investment criteria of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate." Losses are recognized when identified.

 PREMISES AND EQUIPMENT AND DEPRECIATION

     Depreciation and amortization of premises is included in "Occupancy expense, net" and depreciation and amortization of equipment is included in "Other general and administrative expenses" in the Consolidated Statements of Operations. Depreciation and amortization of premises and equipment is computed using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the lesser of the life of the asset or the remaining term of the related lease. Maintenance and repairs on premises and equipment are charged to expense as incurred. Material improvements are capitalized.

 GOODWILL AND OTHER INTANGIBLE ASSETS

     Assets acquired and liabilities assumed in acquisitions accounted for under the purchase method of accounting were recorded at their fair value as of the date of the acquisition. The excess cost over fair

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

value of the net assets acquired was classified as goodwill and is being amortized over periods ranging from 10 to 40 years on a straight-line basis. The purchase accounting discount or premium resulting from each acquisition is accreted or amortized into interest income using the interest method over the loans' remaining contractual lives, adjusted for actual principal prepayments. At June 30, 1998, goodwill totaled $149.8 million and had a weighted average remaining life of 15.2 years.

     In fiscal 1997, the Bank acquired OneCentral Bank ("OneCentral") with total assets of $74.3 million for $11.1 million in cash, which includes out-of-pocket expenses, and TransWorld Bancorp ("TransWorld") with total assets of $372.4 million for $64.4 million in cash, including out-of-pocket expenses. The Bank recorded goodwill of $5.8 million and $40.0 million, respectively, in the OneCentral and TransWorld transactions, which is being amortized over 15 years using the straight-line method. The goodwill relating to these acquisitions had a remaining balance of $42.0 million at June 30, 1998.

     In fiscal 1998, the Company acquired CENFED. The terms of the transaction provided for a tax-free exchange of 1.2 shares of Golden State common stock for each outstanding share of CENFED's common stock. Pursuant to the terms of the transaction, Golden State issued 7,390,557 shares of its common stock for a total purchase price of $211.1 million, or $28.563 per share. The Bank recorded goodwill of $90.5 million, which is being amortized over 15 years using the straight-line method. The goodwill relating to this acquisition had a remaining balance of $89.5 million at June 30, 1998.

     As discussed in Note 21: "Subsequent Events," on July 11, 1998, the Company completed its acquisition of RedFed Bancorp, parent company of Redlands Federal Bank. Redlands Federal Bank was merged with the Bank, with Glendale Federal as the ongoing entity. Pursuant to this acquisition, the Bank recorded goodwill of $62.8 million.

     In fiscal 1995, the Bank acquired $194 million in deposits of Independence One Bank of California, Federal Savings Bank ("Independence One") and $812 million in deposits of Union Federal Bank ("Union Federal"). The Bank paid a purchase premium of $4.4 million for the Independence One deposits and a purchase premium of $6.9 million for the Union Federal deposits. The Bank accepted as part of the consideration for assuming Union Federal's deposit liabilities certain of Union Federal's assets at their existing gross book values. These purchase premiums, together with an adjustment to record the assets acquired from Union Federal at fair value, totaled $42.9 million, and are reflected under the caption "Goodwill and other intangible assets" in the Consolidated Statements of Financial Condition. These intangible assets are being amortized over 10 years using the straight-line method. At June 30, 1998, these intangible assets totaled $30.6 million with a remaining life of seven years.

     Periodically, the Bank evaluates the recoverability of its deposit purchase premium assets based upon the rate of attrition of deposit relationships acquired. Goodwill is evaluated for impairment on the basis of the estimated undiscounted cash flows of the acquired franchise.


 DERIVATIVE FINANCIAL INSTRUMENTS

     Glendale Federal has in the past used various strategies to minimize interest rate risk, including interest rate futures contracts and interest rate exchange agreements ("swaps"). The Bank's accounting policy relating to interest rate futures contracts is to amortize deferred gains and losses on futures contracts into interest income or expense over the expected remaining life of the hedged asset or liability. The conditions for obtaining and maintaining hedge accounting treatment require identification of the asset or liability to be hedged and linking the swap to the asset or liability being hedged. The notional amounts of outstanding interest rate swaps are off-balance sheet items and therefore are not reflected in the Consolidated Statements of Financial Condition. Any gains or losses from selling the swaps simultaneously with the underlying assets or liabilities are currently recognized. Any gains or losses from selling only the swap, without the assets or liabilities, are deferred and amortized over the life of the assets or liabilities. Net interest income (expense) resulting from the differential between exchanging floating

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

rate and fixed rate interest payments is recorded on a current basis and is included with the interest income or expense of the related asset or liability in the Consolidated Statements of Operations. The Bank does not hold any derivative financial instruments for trading purposes. As of June 30, 1998 and 1997, there were no interest rate swaps outstanding.

     As detailed under "Current Accounting Pronouncements" following, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") in June of 1998. As discussed under "Current Accounting Pronouncements," SFAS 133 will require adjustments to the Bank's accounting policy during the quarter ending September 30, 1999. As the Bank presently does not use derivative financial instruments in its hedging practices, changes to Glendale Federal's accounting policies would have no effect on the Bank's statements of financial position or results of operations at June 30, 1998 for the year then-ended.


 SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Glendale Federal enters into sales of securities under agreements to repurchase ("reverse repurchase agreements") only with selected primary dealers. These reverse repurchase agreements are treated as financings: the dollar amount of securities underlying the agreements remains in the asset accounts, and the obligations to repurchase securities sold are reflected as liabilities in the Consolidated Statements of Financial Condition.


 INCOME TAXES

     The Company and its subsidiaries, including the Bank, file a consolidated Federal income tax return.

     The Bank uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


 CURRENT ACCOUNTING PRONOUNCEMENTS

     In February 1997, the FASB issued Statement of Financial Accounting Standards No. 129, "Disclosure of Financial Information About Capital Structure" ("SFAS 129"). SFAS 129 supersedes capital structure disclosure requirements found in previous accounting pronouncements and consolidates them into one statement for ease of retrieval and greater visibility for non-public entities. These disclosures are required for financial statements for periods ending after December 15, 1997. SFAS 129 makes no changes to previous accounting pronouncements that applied to the Bank; accordingly, adoption of SFAS 129 has no impact on the Bank's results of operations and financial condition.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires the inclusion of comprehensive income, either in a separate statement for comprehensive income, or as part of a combined statement of income and comprehensive income in a full-set of general-purpose financial statements.

     Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. SFAS 130 requires that comprehensive income be presented beginning with net income, adding the elements of comprehensive income not included in the determination of net income,

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

to arrive at comprehensive income. SFAS 130 also requires that an enterprise display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

     SFAS 130 is effective for the Bank's fiscal year beginning July 1, 1998. SFAS 130 requires the presentation of information already contained in the Bank's financial statements and therefore is not expected to have an impact on the Bank's financial position or results of operation.

     In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employees' Disclosure about Pensions and Other Postretirement Benefits" ("SFAS 132"). SFAS 132 changes disclosure requirements, but does not change measurement standards, of pension and other postretirement benefit plans. SFAS 132 standardizes the disclosure requirements for retirement and other postretirement benefit plans that are subject to previous accounting standards, and requires disclosure of additional information regarding such plans that will facilitate financial analysis. SFAS 132 is effective for the Bank's fiscal year ending June 30, 1999. SFAS 132 requires changes in disclosures only, and therefore is not expected to have an effect on the Bank's financial position or results of operations.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 replaces, amends and nullifies previous statements of financial accounting standards and Emerging Issues Task Force consensuses to provide a comprehensive framework for accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires recognition of all derivative instruments as either assets or liabilities in the statement of financial condition. Gain or loss recognition is determined based on the intended use and resulting designation of the derivative instrument:

     o Gains or losses on derivative instruments not designated as hedging instruments are recognized in the period of change in fair value.

     o Gains or losses on derivative instruments designated as hedging the exposure to changes in the fair value of a recognized asset, liability or firm commitment are recognized in earnings in the period of the fair value change, together with the offsetting fair value loss or gain on the hedged item.

     o Gains or losses on derivative instruments designated as hedging exposure to variable cash flows arising from a forecasted transaction are initially reported, to the extent the fair value change is offset by the change in the forecasted cash flows, as a component of other comprehensive income. The portion of the change in fair value in excess of the offsetting change in forecasted cash flows is reported in earnings in the period of the change.

     o Gains or losses on derivative instruments designated as foreign currency hedges of net investments in foreign operations are reported in other comprehensive income as part of the foreign currency translation adjustment.

     SFAS 133 precludes the use of nonderivative financial instruments as hedging instruments, except that nonderivative financial instruments denominated in a foreign currency may be designated as a hedge of the foreign currency exposure of an unrecognized firm commitment denominated in a foreign currency or a net investment in a foreign operation.

     SFAS 133 is effective for the Bank's quarter ending September 30, 1999. During that quarter, all existing derivative instruments identified as hedging instruments must be re-evaluated and designated and documented in compliance with SFAS 133. At June 30, 1998, the Bank had no derivative financial instruments. Therefore, as of June 30, 1998, SFAS 133 would have no impact on the Bank's statement of financial condition or results of operations. However, should the Bank enter into derivative instrument transactions during its fiscal year ended June 30, 1999, there will be an indeterminate effect on the Bank's financial condition and results of operations for the fiscal quarter ending September 30, 1999.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

NOTE 2: SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     For the purpose of the statement of cash flows, cash and cash equivalents include "Cash and amounts due from banks" and "Federal funds sold and assets purchased under resale agreements".

     Supplemental disclosure of cash flow information is as follows (in thousands):




                                                                               YEARS ENDED JUNE 30
                                                                      --------------------------------------
                                                                          1998         1997         1996
                                                                      -----------  -----------  ------------
Cash paid for:
 Interest ..........................................................   $714,435     $707,087     $  738,407
 Income taxes ......................................................     64,024       24,672         12,623
Non-cash investing and financing activities:
 Principal reductions to loans due to foreclosure ..................     96,448      156,820        186,157
 Loans exchanged for mortgage-backed securities ....................    171,737       42,222        145,826
 Loans made to facilitate the sale of real estate held for
   investment and real estate acquired in settlement of loans ......     35,576       60,118         85,157
 Exchange of preferred stock for common stock ......................         --        1,202          2,226
 Issuance of common stock in exchange for preferred stock ..........         --        3,104          5,902
 Issuance of common stock to parent in the acquisition of
   CenFed Bank .....................................................    193,860           --             --
 Transfer of mortgage-backed and other debt and equity
   securities to available for sale ................................         --        7,935      2,818,831
 Transfers of loans from held for investment to held for sale:
   Liquidation of troubled credits .................................     36,598       28,846         24,344
   Sale of loans serviced by others ................................     45,824           --             --
   Loans originated for investment, subsequently identified to
    sale portfolio .................................................         --        1,596             --
 Transfers of loans from held for sale to held for investment:
   Loans originated for sale, subsequently identified to
    investment portfolio ...........................................      5,677           --          1,275
   Troubled credits previously transferred to held for sale, but
    deemed non-salable .............................................         --        3,768          3,064
   Other ...........................................................         --           --             73
 Fair value of CenFed Bank net assets acquired .....................    106,569           --             --
 Fair value of TransWorld net assets acquired ......................         --       24,377             --
 Fair value of OneCentral net assets acquired ......................         --        5,306             --

     The transfers from held for investment loans were primarily of troubled loans which the Bank sold to remove the credit and/or collateral risk arising from the credit. The transfer in fiscal 1996 of troubled credits back to held for investment represents a single loan that was deemed unsalable in fiscal 1996.

     During fiscal 1998, 1997 and 1996, the Bank received income tax refunds of $314,000, $8,383,000 and $6,630,000, respectively.


NOTE 3: ACQUISITIONS

     On April 21, 1998, Golden State acquired CENFED. Pursuant to the terms of the transaction, Golden State issued 7,390,557 shares of its common stock for a total purchase price of $211.1 million, and CenFed Bank was merged into Glendale Federal. Under the purchase method of accounting, the goodwill of $90.5 million recorded by the Bank in this transaction will be amortized over 15 years using the

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

straight-line method. At April 21, 1998, CenFed Bank operated 18 branches and had $1.9 billion in assets, including $1.4 billion of loans receivable, net, and $354 million of mortgage-backed securities, net. CenFed Bank's liabilities included $1.4 billion of deposits and $385.1 million of borrowings. These amounts are unaudited. The merger of CenFed Bank with Glendale Federal was completed on May 8, 1998.

     The following table summarizes the composition of loans acquired in the CenFed Bank merger at April 21, 1998 (in thousands):




                                                       PERCENT OF
                                          AMOUNT         TOTAL
                                      -------------   -----------
  Real estate .....................    $1,404,306         99.2%
                                       ----------        -----
  Consumer:
  Term loans ......................         2,477          0.2
  Lines of credit .................           511           --
                                       ----------        -----
                                            2,988          0.2
                                       ----------        -----
  Commercial:
  SBA loans .......................         8,530          0.6
  Lines of credit .................            34           --
                                       ----------        -----
                                            8,564          0.6
                                       ----------        -----
                                       $1,415,858        100.0%
                                       ==========        =====

     The following table summarizes the composition of deposits acquired in the CenFed Bank merger at April 21, 1998 (in thousands):




                                                       AMOUNT     PERCENT OF TOTAL
                                                   ------------- -----------------
         Checking ................................  $  110,832           7.7%
         Savings .................................      92,170           6.4
         Money Market ............................     170,402          11.9
                                                    ----------         -----
          Total daily access .....................     373,404          26.0
                                                    ----------         -----
         Short-term certificates (1 year or less)      458,496          31.9
         Long-term certificates (over 1 year) ....     513,066          35.7
         Jumbo and brokered certificates .........      92,410           6.4
                                                    ----------         -----
          Total certificates .....................   1,063,972          74.0
                                                    ----------         -----
                                                    $1,437,376         100.0%
                                                    ==========         =====

     The following unaudited pro forma financial information presents the combined results of operations of Glendale Federal and CenFed Bank, after giving effect to certain adjustments, including amortization of goodwill, additional depreciation expense, and related income tax effects, and assuming the acquisition occurred at the beginning of the periods presented. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had Glendale Federal and CenFed Bank constituted a single entity during such periods.




                                            YEARS ENDED JUNE 30,
                                           -----------------------
                                               1998        1997
                                           ----------- -----------
                                            (IN THOUSANDS, EXCEPT
                                               PER SHARE DATA)
                                           -----------------------
                                                 (UNAUDITED)
                                           -----------------------
       Pro forma net interest income .....  $488,591    $438,778
       Pro forma net earnings ............  $138,929    $ 60,573

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     On May 16, 1997, the Bank completed its acquisition of TransWorld Bancorp ("TransWorld") and its principal subsidiary TransWorld Bank, which added nine bank offices to the Bank's retail network. At that date, TransWorld had $372.4 million in assets, including $163.2 million of U.S. Government and federal agency debt securities and $135.8 million in gross real estate, commercial and consumer loans, and $336.3 million in deposits. The Bank paid $64.4 million which includes out-of-pocket expenses, for the transaction and, under the purchase method of accounting, recognized goodwill of $40.0 million after recording the net assets acquired from TransWorld at fair value.


     On January 31, 1997, the Bank completed its acquisition of OneCentral Bank ("OneCentral"). At that date, OneCentral had $74.3 million in assets, including $38.0 million in gross real estate, commercial and consumer loans, and $68.8 million in deposits. The Bank paid $11.1 million which includes out-of-pocket expenses, for the transaction and, under the purchase method of accounting, recognized goodwill of $5.8 million after recording the net assets acquired from OneCentral at fair value.


     The following table summarizes, as of the respective acquisition dates, the composition of loans purchased from TransWorld and OneCentral (in thousands):




                                                                         PERCENT OF
                              TRANSWORLD     ONECENTRAL       TOTAL        TOTAL
                             ------------   ------------   ----------   -----------
Real estate ..............     $ 62,028        $16,741      $ 78,769         45%
                               --------        -------      --------         --
Consumer:
 Term loans ..............        6,727             --         6,727          4
 Lines of credit .........        6,155          3,699         9,854          6
                               --------        -------      --------         --
                                 12,882          3,699        16,581         10
                               --------        -------      --------         --
Commercial:
 Term loans ..............       52,780         16,356        69,136         40
 SBA loans ...............        7,894             --         7,894          5
 Lines of credit .........          182          1,196         1,378         --
                               --------        -------      --------         --
                                 60,856         17,552        78,408         45
                               --------        -------      --------         --
                               $135,766        $37,992      $173,758        100%
                               ========        =======      ========        ===

     The following table summarizes, as of the respective acquisition dates, the composition of deposits purchased from TransWorld and OneCentral (in thousands):




                                                                                                  PERCENT OF
                                                      TRANSWORLD     ONECENTRAL       TOTAL         TOTAL
                                                     ------------   ------------   -----------   -----------
Checking .........................................     $139,428       $ 33,969      $173,397          43%
Savings ..........................................       11,919          1,697        13,616           3
Money Market .....................................      108,127         26,964       135,091          33
                                                       --------       --------      --------          --
 Total daily access ..............................      259,474         62,630       322,104          79
                                                       --------       --------      --------          --
Short-term certificates (1 year or less) .........       52,830          3,356        56,186          14
Long-term certificates (over 1 year) .............        7,631          2,823        10,454           3
Jumbo and brokered certificates ..................       16,413             --        16,413           4
                                                       --------       --------      --------          --
 Total certificates ..............................       76,874          6,179        83,053          21
                                                       --------       --------      --------          --
                                                       $336,348       $ 68,809      $405,157         100%
                                                       ========       ========      ========         ===

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

NOTE 4: FEDERAL FUNDS SOLD AND ASSETS PURCHASED UNDER RESALE AGREEMENTS


     Federal funds sold and assets purchased under resale agreements at the dates indicated are summarized below at cost, which approximates market (in thousands):




                                                                        JUNE 30
                                                                -----------------------
                                                                   1998         1997
                                                                ----------   ----------
       Federal funds sold ...................................    $ 27,000     $     --
       Securities purchased under resale agreements .........     145,000      482,000
       Whole loans purchased under resale agreements                   --      150,000
                                                                 --------     --------
                                                                 $172,000     $632,000
                                                                 ========     ========

     The following table provides further information with respect to assets purchased under resale agreements at June 30, 1998 (in thousands):




                                                                 JUNE 30,
                                                                   1998
                                                               -----------
       Balance at year end .................................    $145,000
       Average amount outstanding during the year ..........     554,140
       Maximum amount outstanding at any month-end .........     725,000

     No amounts outstanding with individual brokers at June 30, 1998 exceeded ten percent of stockholder's equity.


     The weighted average interest rate on federal funds sold and assets purchased under resale agreements was 6.36% and 6.49% at June 30, 1998 and 1997, respectively. Interest receivable on these securities was approximately $31,000 and $115,000 at June 30, 1998 and 1997, respectively, and is included in "Interest receivable" in the accompanying Consolidated Statements of Financial Condition.


     Assets purchased under resale agreements were collateralized by certain mortgage-backed securities and whole loans at June 30, 1998 and 1997. At June 30, 1998 and 1997, the Bank held only assets purchased under agreements to resell identical assets. The assets underlying the agreements are held by a third party trustee for the Bank until the maturities of the agreements.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

NOTE 5: OTHER DEBT AND EQUITY SECURITIES


     The following tables summarize the Bank's other debt and equity securities available for sale with related remaining maturity data as of the dates indicated (in thousands):




                                                                       JUNE 30, 1998
                                                   ------------------------------------------------------
                                                                     GROSS          GROSS
                                                    AMORTIZED     UNREALIZED     UNREALIZED       FAIR
                                                       COST          GAINS         LOSSES         VALUE
                                                   -----------   ------------   ------------   ----------
Available for sale:
 U.S. Government and Federal Agency obligations:
   Maturing within 1 year ......................    $ 12,398        $    6          $  --       $ 12,404
   Maturing in 1-5 years .......................      24,879           161             --         25,040
   Maturing in 5-10 years ......................       1,948            79             --          2,027
 Obligations of municipalities:
   Maturing after 10 years .....................      82,372         1,391             --         83,763
 Equity securities .............................       2,379           495             --          2,874
                                                    --------        ------          -----       --------
    Total ......................................    $123,976        $2,132          $  --       $126,108
                                                    ========        ======          =====       ========


                                                                       JUNE 30, 1997
                                                   ------------------------------------------------------
                                                                     GROSS          GROSS
                                                    AMORTIZED     UNREALIZED     UNREALIZED       FAIR
                                                       COST          GAINS         LOSSES         VALUE
                                                   -----------   ------------   ------------   ----------
Available for sale:
 U.S. Government and Federal Agency obligations:
   Maturing within 1 year ......................     $14,807         $  6          $ --         $14,813
   Maturing in 1-5 years .......................       4,976            3              (5)        4,974
   Maturing in 5-10 years ......................       5,924           --           (21)          5,903
 Equity securities .............................       1,758          346            --           2,104
                                                     -------         ----          ------       -------
    Total ......................................     $27,465         $355          $(26)        $27,794
                                                     =======         ====          ======       =======

     Fair values at June 30, 1998 and 1997 were based upon quotations for similar or identical securities.


     The weighted average interest rate on other debt and equity securities was 4.21% and 5.32% at June 30, 1998 and 1997, respectively. Interest receivable on these securities was approximately $1,235,000 and $259,000 at June 30, 1998 and 1997, respectively, and is included in "Interest receivable" in the accompanying Consolidated Statements of Financial Condition.


     During fiscal 1998, the Bank sold $2.0 million of other debt securities available for sale. No gain or loss was recorded on the sale.


     During fiscal 1997, the Bank sold $156,357,000 in securities from the TransWorld and OneCentral acquisitions at a gross realized loss of $2,000. These securities were all classified as available for sale at the dates of the acquisitions. There were no sales of other debt and equity securities during fiscal 1996.


     Other debt securities include net discounts amounting to approximately $14,700,000 and $91,000 at June 30, 1998 and 1997, respectively.


     Approximately $19,883,000 of other debt securities were pledged as collateral for borrowings at June 30, 1998. No other debt securities were pledged as collateral for securities sold under agreements to repurchase or other borrowings at June 30, 1997.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

NOTE 6: MORTGAGE-BACKED SECURITIES


     The following tables summarize the Bank's mortgage-backed securities held to maturity and available for sale as of the dates indicated (in thousands):




                                                                        JUNE 30, 1998
                                                 ------------------------------------------------------------
                                                                     GROSS          GROSS
                                                   AMORTIZED      UNREALIZED      UNREALIZED
                                                      COST           GAINS          LOSSES        FAIR VALUE
                                                 -------------   ------------   -------------   -------------
Held to maturity:
 FNMA ........................................    $  336,493       $  9,371       $    (229)     $  345,635
 FHLMC .......................................       220,233          4,415            (195)        224,453
 GNMA ........................................       183,270          1,177            (694)        183,753
 Pass-through securities .....................       157,338             16          (4,449)        152,905
 Other .......................................        17,259             --          (2,450)         14,809
                                                  ----------       --------       ---------      ----------
                                                  $  914,593       $ 14,979       $  (8,017)     $  921,555
                                                  ==========       ========       =========      ==========
Available for sale:
 Pass-through securities .....................    $  518,050       $    543       $  (9,254)     $  509,339
 GNMA ........................................       490,263          2,780            (685)        492,358
 FHLMC .......................................       243,938          1,526            (541)        244,923
 FNMA ........................................       164,195            416             (38)        164,573
 Collateralized mortgage obligations .........        48,722            499              --          49,221
 Other .......................................           516             29            (189)            356
                                                  ----------       --------       ---------      ----------
                                                  $1,465,684       $  5,793       $ (10,707)     $1,460,770
                                                  ==========       ========       =========      ==========


                                                                                 JUNE 30, 1997
                                                          ------------------------------------------------------------
                                                                              GROSS          GROSS
                                                            AMORTIZED      UNREALIZED      UNREALIZED
                                                               COST           GAINS          LOSSES        FAIR VALUE
                                                          -------------   ------------   -------------   -------------
Held to maturity:
 FNMA .................................................    $  423,111       $ 10,462       $    (898)     $  432,675
 FHLMC ................................................       264,946          1,631            (413)        266,164
 GNMA .................................................       238,862            931          (1,774)        238,019
 Pass-through securities ..............................       214,188          2,338          (5,080)        211,446
 Other ................................................        21,718             --          (3,081)         18,637
                                                           ----------       --------       ---------      ----------
                                                           $1,162,825       $ 15,362       $ (11,246)     $1,166,941
                                                           ==========       ========       =========      ==========
Available for sale:
 Pass-through securities ..............................    $  512,983       $    606       $  (8,202)     $  505,387
 GNMA .................................................       521,586          5,500              --         527,086
 FHLMC ................................................        44,837            130             (58)         44,909
 FNMA .................................................        14,066             41             (39)         14,068
 Collateralized mortgage obligations ..................        24,823              6             (62)         24,767
 Other ................................................           634             88            (230)            492
 Residual collateralized mortgage obligations .........           100             --            (100)             --
                                                           ----------       --------       ---------      ----------
                                                           $1,119,029       $  6,371       $  (8,691)     $1,116,709
                                                           ==========       ========       =========      ==========

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The Bank recorded unrealized losses of $2.8 million and $1.3 million in its stockholder's equity accounts at June 30, 1998 and 1997, respectively, net of tax, on the mortgage-backed securities available for sale portfolio.


     The carrying values of mortgage-backed securities as of June 30, 1998 and 1997 were net of unamortized premiums of approximately $19,348,000 and $35,558,000, respectively, and deferred loan origination fees, net of deferred loan origination costs, on loans securitized by the Bank of approximately $2,139,000 and $2,636,000 at June 30, 1998 and 1997, respectively.


     The weighted average interest rates of mortgage-backed securities were 6.37% and 6.78% at June 30, 1998 and 1997, respectively. Interest receivable related to mortgage-backed securities outstanding at June 30, 1998 and 1997 totaled $15,825,000 and $15,276,000, respectively. The Bank uses mortgage-backed securities as collateral for various borrowings. At June 30, 1998 and 1997, approximately $666,159,000 and $786,976,000, respectively, of mortgage-backed securities were pledged as collateral for various borrowings.


     During fiscal 1996, the Bank sold $1.7 billion of its fixed-rate collateralized mortgage obligations ("CMOs") and recorded a pre-tax loss of $28.2 million on the sale. The Bank's decision to sell most of its CMO portfolio was part of a strategic realignment of the Bank's mortgage-backed securities portfolio in which $2.8 billion of mortgage-backed securities were reclassified from "held to maturity" to "available for sale" during the quarter ended December 31, 1995, in compliance with implementation guidance for SFAS
115. The reclassification included the Bank's $1.8 billion fixed-rate CMO portfolio and $1.0 billion of its adjustable-rate pass-through securities portfolio. The Bank has no immediate plans to sell the remaining CMOs or the pass-through securities.


     The following table presents proceeds from the sale of mortgage-backed securities and gross realized gains and losses for the periods indicated (in thousands):




                                             YEARS ENDED JUNE 30
                                  ------------------------------------------
                                      1998          1997            1996
                                  -----------   ------------   -------------
Proceeds from sales ...........    $297,029       $ 41,602      $1,816,876
                                   --------       --------      ----------
Gross realized gains ..........    $  8,088       $    638      $    7,821
Gross realized losses .........      (3,526)        (2,442)        (42,043)
                                   --------       --------      ----------
Net gain (loss) ...............    $  4,562       $ (1,804)     $  (34,222)
                                   ========       ========      ==========

     The net gain (loss) on sale of mortgage-backed securities includes the following components for the periods indicated (in thousands):




                                                         YEARS ENDED JUNE 30
                                             -------------------------------------------
                                                 1998           1997            1996
                                             -----------   -------------   -------------
Cash gain (loss) .........................     $   481       $    (620)     $  (29,095)
Deferred fees recognized on sale .........       1,491             469           1,402
Recourse provision and fees ..............       3,523          (1,499)         (6,568)
Pair-offs gain (loss) ....................        (853)           (119)            315
Sale expenses ............................         (80)            (35)           (276)
                                               -------       ---------      ----------
                                               $ 4,562       $  (1,804)     $  (34,222)
                                               =======       =========      ==========

     See Note 7: "Loans Receivable," for a discussion of loans sold with recourse.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

NOTE 7: LOANS RECEIVABLE


 COMPOSITION

     Loans receivable held for investment at the dates indicated are summarized as follows (in thousands):




                                                          JUNE 30
                                                ----------------------------
                                                     1998           1997
                                                -------------- -------------
Residential loans:
 Existing structures:
   1-4 units ..................................  $10,270,699    $ 8,766,536
   5-36 units .................................    1,504,288      1,472,654
   37 or more units ...........................      313,575        345,052
 Construction:
   1-4 units ..................................           --          7,726
   5-36 units .................................          570          4,895
Non-residential loans:
   Existing structures ........................    1,333,879      1,196,703
   Construction ...............................           --            531
Land loans ....................................       22,754          9,779
Home equity and improvement loans .............       56,335         28,563
                                                 -----------    -----------
    Total real estate loans ...................   13,502,100     11,832,439
                                                 ===========    ===========
Commercial loans ..............................      289,459        160,061
Consumer loans:
 Equity .......................................       69,594         45,709
 Unsecured ....................................       50,502         39,712
 Deposit account ..............................       16,737         15,702
 Auto and recreational vehicle ................        8,699         13,838
 Mobile home ..................................        4,518          5,724
                                                 -----------    -----------
    Total consumer loans ......................      150,050        120,685
                                                 -----------    -----------
    Total gross loans receivable ..............   13,941,609     12,113,185
Less:
 Unearned discounts (net of premiums) .........       21,861         38,824
 Undisbursed loan funds .......................          216          1,807
 Deferred loan origination fees ...............       20,377         22,705
 Allowance for loan losses ....................      156,482        163,759
                                                 -----------    -----------
    Loans receivable, net .....................  $13,742,673    $11,886,090
                                                 ===========    ===========

     The Bank had residential real estate loans and SBA loans held for sale totaling $28.6 million and $3.3 million, respectively, as of June 30, 1998, compared with $19.0 million of residential real estate loans and no SBA loans as of June 30, 1997.

     The weighted average interest rate of loans receivable (including those classified as held for sale), giving effect to accretion of discounts and deferred loan fees, was 7.75% and 7.73% at June 30, 1998 and 1997, respectively. These rates were reduced by the effect of non-accrual loans, which resulted in a decrease of the weighted average interest rate on loans of six and nine basis points at June 30, 1998 and 1997, respectively. Interest receivable on loans receivable (including interest on loans classified as held for

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

sale) was approximately $92,125,000 and $82,680,000 at June 30, 1998 and 1997,
respectively, and is included in "Interest receivable" in the accompanying Consolidated Statements of Financial Condition.


     The carrying value of loans pledged to secure certain deposits and borrowings was $6.4 billion and $5.4 billion at June 30, 1998 and 1997, respectively.


 CREDIT RISK AND CONCENTRATION


     A summary of activity in the allowance for loan losses during fiscal 1998, 1997 and 1996 is as follows (dollars in thousands):




                                                       REAL ESTATE      CONSUMER     COMMERCIAL
                                                          LOANS          LOANS         LOANS         TOTAL
                                                      -------------   -----------   -----------   -----------
Balance--June 30, 1995 ............................     $ 200,874      $  4,092      $  4,176      $ 209,142
Provision for loan losses .........................        43,517           926        (4,093)        40,350
Charge-offs .......................................       (69,205)       (2,842)         (974)       (73,021)
Recoveries ........................................         3,597         1,098         5,590         10,285
                                                        ---------      --------      --------      ---------
Balance--June 30, 1996 ............................       178,783         3,274         4,699        186,756
Provision for loan losses .........................        23,008         6,707        (4,511)        25,204
Charge-offs .......................................       (55,385)       (3,043)          (68)       (58,496)
Recoveries ........................................         1,582         1,062         3,575          6,219
Acquisition of OneCentral Bank ....................            --            --         1,030          1,030
Acquisition of TransWorld Bank ....................           219            --         2,827          3,046
                                                        ---------      --------      --------      ---------
Balance--June 30, 1997 ............................       148,207         8,000         7,552        163,759
Provision for loan losses .........................       (20,434)       16,859         1,848         (1,727)
Charge-offs .......................................       (23,652)       (3,408)       (1,992)       (29,052)
Recoveries ........................................         1,357           901         4,341          6,599
Acquisition of CENFED .............................        16,889            14            --         16,903
                                                        ---------      --------      --------      ---------
Balance--June 30, 1998 ............................     $ 122,367      $ 22,366      $ 11,749      $ 156,482
                                                        =========      ========      ========      =========
Percent of type of gross loans receivable .........          0.90%        14.91%         4.04%          1.12%

     The following is a summary of non-accrual loans, troubled debt restructurings and other impaired loans (in thousands):




                                                                       JUNE 30
                                                        --------------------------------------
                                                           1998          1997          1996
                                                        ----------   -----------   -----------
Non-accrual loans ...................................    $ 95,994     $140,295      $192,445
Troubled debt restructurings ........................      21,465       31,064         9,194
Recorded investment in other impaired loans .........      54,060       51,846        70,289
                                                         --------     --------      --------
                                                         $171,519     $223,205      $271,928
                                                         ========     ========      ========

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     At June 30, 1998 and 1997, impaired loans and the related specific loan loss allowances were as follows (in thousands):




                                                                   JUNE 30
                                   -----------------------------------------------------------------------
                                                  1998                                1997
                                   ----------------------------------- -----------------------------------
                                                 ALLOWANCE                           ALLOWANCE
                                     RECORDED       FOR      CARRYING    RECORDED       FOR      CARRYING
                                    INVESTMENT     LOSSES      VALUE    INVESTMENT    LOSSES      VALUE
                                   ------------ ----------- ---------- ------------ ---------- -----------
Non-accrual loans:
 With specific allowances ........   $ 10,220     $ 2,652    $ 7,568     $ 20,036    $ 4,550    $ 15,486
 Without specific allowances .....     24,204          --     24,204       39,845         --      39,845
                                     --------     -------    -------     --------    -------    --------
                                       34,424       2,652     31,772       59,881      4,550      55,331
                                     --------     -------    -------     --------    -------    --------
TDRs:
 With specific allowances ........      1,581         582        999       16,648        323      16,325
 Without specific allowances .....     19,884          --     19,884       14,416         --      14,416
                                     --------     -------    -------     --------    -------    --------
                                       21,465         582     20,883       31,064        323      30,741
                                     --------     -------    -------     --------    -------    --------
Other impaired loans:
 With specific allowances ........     42,555      10,175     32,380       42,046      9,078      32,968
 Without specific allowances .....     11,505          --     11,505        9,800         --       9,800
                                     --------     -------    -------     --------    -------    --------
                                       54,060      10,175     43,885       51,846      9,078      42,768
                                     --------     -------    -------     --------    -------    --------
Total impaired loans .............   $109,949     $13,409    $96,540     $142,791    $13,951    $128,840
                                     ========     =======    =======     ========    =======    ========

     Other impaired loans without specific allowances, totaling $11.5 million and $9.8 million as of June 30, 1998 and 1997, respectively, in the table above, include loans for which a portion of the loan balance has been charged off.


     The average carrying value of impaired loans for the years ended June 30, 1998, 1997 and 1996 was $108 million, $164 million and $175 million, respectively. Interest income of $4.3 million, $7.4 million and $7.8 million for fiscal 1998, 1997 and 1996, respectively, was recognized on impaired loans during the period of impairment.


     Loans on non-accrual status as of June 30, 1998, 1997 and 1996 had interest due but not recognized of approximately $6.1 million, $7.1 million and $10.5 million, respectively. The amount of interest income on these loans that was included in net earnings in fiscal 1998, 1997 and 1996 was $3.0 million, $5.3 million and $5.8 million, respectively. Net interest forgone related to troubled debt restructurings totaled $0.4 million, $0.5 million and $0.2 million in 1998, 1997 and 1996, respectively. Interest income recorded on troubled debt restructurings for fiscal 1998, 1997 and 1996 was $1.8 million, $2.4 million and $0.7 million, respectively. The Bank has no commitments to lend additional funds to borrowers whose loans were classified as non-performing or troubled debt restructurings.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following table further identifies the Bank's non-accrual loans by state and by property type as of June 30, 1998 (in thousands):




                                       CALIFORNIA     FLORIDA       OTHER        TOTAL
                                      ------------   ---------   ----------   -----------
Single-family 1-4 units ...........     $ 44,922      $11,754     $13,512      $ 70,188
Multi-family:
 5-36 units .......................        7,615           --          --         7,615
 37 or more units .................          417           --          --           417
Non-residential:
 Office buildings .................        6,333           --          --         6,333
 Shopping centers .................        3,146          604          --         3,750
 Warehouse/Storage ................           24          386          --           410
 Hotels/Motels ....................          607           --          --           607
 Commercial/industrial ............        3,404           --          --         3,404
                                        --------      -------     -------      --------
   Total non-residential ..........       13,514          990          --        14,504
                                        --------      -------     -------      --------
Commercial ........................        1,828           --          --         1,828
Consumer ..........................        1,442           --          --         1,442
                                        --------      -------     -------      --------
                                        $ 69,738      $12,744     $13,512      $ 95,994
                                        ========      =======     =======      ========

     The following table further identifies the Bank's non-accrual loans by state and by property type as of June 30, 1997 (in thousands):




                                      CALIFORNIA     FLORIDA      OTHER        TOTAL
                                     ------------   ---------   ---------   -----------
Single-family 1-4 units ..........     $ 61,776      $13,815     $7,398      $ 82,989
Multi-family:
 5-36 units ......................       21,087           --         --        21,087
 37 or more units ................        3,121           --         --         3,121
Non-residential:
 Office buildings ................        5,014          314         --         5,328
 Shopping centers ................       21,341           --         --        21,341
 Mobile home park ................        1,503           --         --         1,503
 Commercial/industrial ...........        2,323          177         --         2,500
                                       --------      -------     ------      --------
 Total non-residential ...........       30,181          491         --        30,672
                                       --------      -------     ------      --------
Commercial .......................          859           --         --           859
Consumer .........................        1,567           --         --         1,567
                                       --------      -------     ------      --------
                                       $118,591      $14,306     $7,398      $140,295
                                       ========      =======     ======      ========

     As of June 30, 1998 and 1997, except for $222,000 and $516,000 of single-family restructured loans in Florida, respectively, all of the Bank's restructured loans were in California.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following table summarizes the Bank's gross loan portfolio, including loans held for sale, by state and by property type as of June 30, 1998 (in thousands):




                                      CALIFORNIA     FLORIDA      OTHER(1)        TOTAL
                                    -------------- ----------- ------------- ---------------
Single-family 1-4 units ...........  $ 7,123,809    $610,984    $2,620,845    $ 10,355,638
Multi-family:
 5-36 units .......................    1,464,327      40,531            --       1,504,858
 37 or more units .................      270,639      40,741         2,195         313,575
Non-residential:
 Office buildings .................      365,532      25,771           901         392,204
 Shopping centers .................      317,364      28,006         5,988         351,358
 Warehouse/storage ................      120,868      12,697            --         133,565
 Hotels/motels ....................       61,613       7,082         1,889          70,584
 Industrial parks .................       89,716       1,692            --          91,408
 Land .............................       16,343       6,209           202          22,754
 Commercial/industrial ............      271,427      25,580            --         297,007
                                     -----------    --------    ----------    ------------
   Total non-residential ..........    7,242,863     107,037         8,980       1,358,880
                                     -----------    --------    ----------    ------------
Commercial ........................      290,515          --            --         290,515
Consumer ..........................      150,050          --            --         150,050
                                     -----------    --------    ----------    ------------
                                     $10,542,203    $799,293    $2,632,020    $ 13,973,516
                                     ===========    ========    ==========    ============

----------
(1) The state with the largest loan balance in this category is Virginia with $232 million, substantially all of which is single-family.

     The following table summarizes the Bank's gross loan portfolio, including loans held for sale, by state and by property type as of June 30, 1997 (in thousands):




                                     CALIFORNIA    FLORIDA      OTHER(1)        TOTAL
                                    ------------ ----------- ------------- --------------
Single-family 1-4 units ...........  $5,898,034   $657,266    $2,266,528    $ 8,821,828
Multi-family:
 5-36 units .......................   1,431,089     46,189           271      1,477,549
 37 or more units .................     282,970     59,566         2,516        345,052
Non-residential:
 Office buildings .................     359,341     33,437         6,934        399,712
 Shopping centers .................     299,034     32,558         8,981        340,573
 Warehouse/storage ................      69,626     17,574            --         87,200
 Hotels/motels ....................      10,487      8,987         7,245         26,719
 Industrial parks .................      90,563      2,124            --         92,687
 Land .............................       6,825      2,745           207          9,777
 Mobile home parks ................      21,771      7,296         2,240         31,307
 Commercial/industrial ............     190,331     28,707            --        219,038
                                     ----------   --------    ----------    -----------
   Total non-residential ..........   1,047,978    133,428        25,607      1,207,013
                                     ----------   --------    ----------    -----------
Commercial ........................     156,966         --         3,095        160,061
Consumer ..........................     118,480      2,174            31        120,685
                                     ----------   --------    ----------    -----------
                                     $8,935,517   $898,623    $2,298,048    $12,132,188
                                     ==========   ========    ==========    ===========

----------
(1) The state with the largest loan balance in this category is New York with $245 million, substantially all of which is single-family.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The Bank's collateral requirements are the same, regardless of the region in which the loans are originated. Loans originated and purchased are secured by real estate with a principal amount of generally no more than 80% of the appraised value. Loans with LTV ratios in excess of 80% require private mortgage insurance ("PMI"), or if they meet certain criteria, can be made at higher interest rates and fees at the option of the loan applicant. These loans are priced higher in rate, fee and margin than those for which mortgage insurance is obtained to recognize the increased credit risk assumed by the Bank. This option is available only on loans with a maximum loan amount of $300,000 and an LTV ratio of no more than 90% without negative amortization features, where the purpose of the loan is to purchase, or to refinance an existing loan secured by, a one-unit, single-family residence.


     The following table summarizes the Bank's first trust deed real estate loan portfolio by original loan-to-value ratio, including those classified as held for sale, at the dates indicated (dollars in thousands):




                                                                                  JUNE 30
                                                           ------------------------------------------------------
                                                                      1998                        1997
                                                           --------------------------   -------------------------
                                                               AMOUNT        PERCENT        AMOUNT        PERCENT
                                                           --------------   ---------   --------------   --------
Loans with LTV ratio less than or equal to 80% .........    $11,675,044         87%      $10,107,249         86%
Loans with LTV ratio greater than 80%:
 With PMI ..............................................        713,240          5           715,165          6
 Without PMI ...........................................      1,025,262          8           964,844          8
                                                            -----------         --       -----------         --
                                                            $13,413,546        100%      $11,787,258        100%
                                                            ===========        ===       ===========        ===

     In previous years, the Bank sold certain loans with limited credit loss recourse provisions. These provisions require the Bank to repurchase loans on which the borrower has defaulted. The present value of all future estimated loan losses are provided for at the time of such sales. Subsequent adjustments to estimates of future losses are charged to gain or loss on sale of mortgage-backed securities. In fiscal 1991, the Bank entered into certain transactions whereby its recourse obligations were reduced to reduce risk-based capital requirements (the "recourse reduction transactions"). In each transaction, the Bank retained the risk of first loss up to a specified level for which the Bank maintains a liability for recourse obligations. The remainder of the Bank's recourse obligations were transferred to an independent third party. In fiscal 1996, for certain recourse reduction transactions, the recourse reduction agreements expired or were canceled by the Bank and the full amount of the recourse obligations reverted back to the Bank from the independent third party. There were no sales of loans and mortgage-backed securities with recourse provisions in fiscal 1998, 1997 or 1996. The Bank had recourse obligations for approximately $886.0 million of loans sold with recourse at June 30, 1998 for which the Bank is contingently liable for up to $465.5 million in future losses. The Bank's recorded liability under these obligations was $10.2 million and $13.7 million at June 30, 1998 and 1997, respectively, and is included in "Other liabilities and accrued expenses" in the accompanying Consolidated Statements of Financial Condition.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     A summary of the balance of loans sold with recourse at the dates indicated is as follows (in thousands):




                                                                         JUNE 30
                                                               ---------------------------
                                                                   1998           1997
                                                               ------------   ------------
       Loans with original loan-to-value ("LTV") ratios less
        than or equal to 80% ...............................    $ 537,589     $  713,078
       Loans with original LTV ratios greater than 80%:
        With Private Mortgage Insurance ("PMI") ............       40,789         84,675
        Without PMI ........................................      126,045         46,660
                                                                ---------     ----------
                                                                  704,423        844,413
       Recourse reduction transactions .....................      181,530        246,282
                                                                ---------     ----------
                                                                $ 885,953     $1,090,695
                                                                =========     ==========
       Recorded liability for recourse .....................    $  10,210     $   13,724
                                                                =========     ==========

NOTE 8: REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS, NET


     A summary of REO, net of specific valuation allowances, by property type is as follows (in thousands):




                                             JUNE 30
                                     -----------------------
                                        1998         1997
                                     ----------   ----------
       Single-family .............    $23,006      $ 34,116
       Multi-family ..............      3,087        10,347
       Non-residential ...........     12,182         5,955
       Land ......................         --        14,214
                                      -------      --------
                                       38,275        64,632
       General allowance .........       (882)       (3,132)
                                      -------      --------
                                      $37,393      $ 61,500
                                      =======      ========

     A summary of the activity in the allowance for losses on REO, including specific and general allowances, is as follows (in thousands):




                                                          YEARS ENDED JUNE 30
                                               ------------------------------------------
                                                     1998           1997           1996
                                                     ----           ----           ----
Beginning balance ..........................    $  22,906      $  26,688      $  30,719
Provision for losses .......................        2,670          7,539         12,110
Addition due to CENFED acquisition .........          750             --             --
Charge-offs ................................      (21,534)       (11,321)       (16,141)
                                                ---------      ---------      ---------
Ending balance .............................    $   4,792      $  22,906      $  26,688
                                                =========      =========      =========

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following table identifies the Bank's REO by state and property type as of June 30, 1998 (in thousands):




                                       CALIFORNIA     FLORIDA      OTHER        TOTAL
                                      ------------   ---------   ---------   ----------
Single-family 1-4 units ...........      $16,778      $2,758      $3,470      $23,006
Multi-family 5-36 units ...........        3,087          --          --        3,087
Non-residential:
 Office buildings .................        5,208         197          --        5,405
 Shopping centers .................        1,929          --          --        1,929
 Mobile home park .................          526          --          --          526
 Hotels/motels ....................           53          --       3,276        3,329
 Commercial/industrial ............          993          --          --          993
                                         -------      ------      ------      -------
   Total non-residential ..........        8,709         197       3,276       12,182
                                         -------      ------      ------      -------
                                         $28,574      $2,955      $6,746       38,275
                                         =======      ======      ======      =======
 General allowance ................                                              (882)
                                                                              -------
                                                                              $37,393
                                                                              =======

     The following table identifies the Bank's REO by state and property type as of June 30, 1997 (in thousands):




                                       CALIFORNIA     FLORIDA      OTHER        TOTAL
                                      ------------   ---------   ---------   ----------
Single-family 1-4 units ...........      $28,207      $ 4,170     $1,739      $ 34,116
Multi-family:
 5-36 units .......................        8,309          105         --         8,414
 37 or more units .................        1,933           --         --         1,933
Non-residential:
 Office buildings .................        1,625           60         --         1,685
 Shopping centers .................          298           --         --           298
 Hotels/motels ....................          102           --      3,468         3,570
 Land .............................          365       13,849         --        14,214
 Industrial park ..................          402           --         --           402
                                         -------      -------     ------      --------
   Total non-residential ..........        2,792       13,909      3,468        20,169
                                         -------      -------     ------      --------
                                         $41,241      $18,184     $5,207        64,632
                                         =======      =======     ======      ========
 General allowance ................                                             (3,132)
                                                                              --------
                                                                              $ 61,500
                                                                              ========

     Income (loss) from REO operations is summarized as follows (in thousands):





                                               YEARS ENDED JUNE 30
                                    ------------------------------------------
                                        1998           1997           1996
                                    -----------   -------------   ------------
 Gain on sale of REO ............    $  9,866       $   7,164      $  10,880
 Provision for losses ...........      (2,670)         (7,539)       (12,110)
 Net operating expenses .........      (4,085)         (6,248)        (7,196)
                                     --------       ---------      ---------
                                     $  3,111       $  (6,623)     $  (8,426)
                                     ========       =========      =========

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

NOTE 9: INVESTMENT IN CAPITAL STOCK OF FEDERAL HOME LOAN BANK ("FHLB")


     The Bank's investment in capital stock of FHLB, at cost, totaled $300,339,000 and $259,587,000 at June 30, 1998 and 1997, respectively. The Bank earned 5.9%, 6.3% and 5.4% from dividends received during fiscal 1998, 1997 and 1996, respectively. Dividends receivable on FHLB stock totaled approximately $4,096,000 and $3,871,000 at June 30, 1998 and 1997, respectively, and is included in "Interest receivable" in the accompanying Consolidated Statements of Financial Condition. As a member of the FHLB system, the Bank is required to maintain an investment in the capital stock of the FHLB in an amount at least equal to the greatest of 1% of residential mortgage assets, 5% of outstanding borrowings (advances) from the FHLB, or 0.3% of total assets. FHLB capital stock is pledged to secure FHLB advances.


NOTE 10: PREMISES AND EQUIPMENT


     Premises and equipment at the dates indicated are summarized as follows (in thousands):




                                                                             JUNE 30
                                                                  -----------------------------
                                                                       1998            1997
                                                                  -------------   -------------
       Buildings and leasehold improvements ...................    $  166,680      $  163,780
       Furniture, fixtures and equipment ......................       125,414         105,062
       Land ...................................................        22,764          22,726
                                                                   ----------      ----------
                                                                      314,858         291,568
       Less accumulated depreciation and amortization .........      (167,965)       (156,632)
                                                                   ----------      ----------
                                                                   $  146,893      $  134,936
                                                                   ==========      ==========

     In fiscal 1996, the Bank sold its former headquarters facility for approximately $30 million. The Bank recorded a pre-tax loss on this sale of $2.5 million during fiscal 1996, which is included in "Other income (loss), net" in the Consolidated Statements of Operations.


     Operating expenses include provisions for depreciation and amortization of $16,186,000, $14,849,000 and $15,755,000 for fiscal 1998, 1997 and 1996, respectively.


     The Bank leases certain of its office buildings and branch offices, as well as certain equipment, under non-cancelable operating leases. Rental expense incurred in fiscal 1998, 1997 and 1996 was $17,266,000, $16,093,000, and $15,140,000, respectively. Minimum future lease payments on building and equipment leases at June 30, 1998 were as follows (in thousands):



       Due in one year ............    $20,435
       Due in two years ...........     18,183
       Due in three years .........     15,795
       Due in four years ..........     11,703
       Due in five years ..........     10,410
       Due thereafter .............     51,105

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

NOTE 11: MORTGAGE SERVICING ASSETS


     In accordance with SFAS 125, the Bank combined its mortgage servicing rights and capitalized servicing fees beginning with the year ended June 30, 1997. The following table summarizes the activity in mortgage servicing assets and related valuation allowance for the periods indicated (in thousands):




                                                                    YEARS ENDED JUNE 30
                                                        -------------------------------------------
                                                             1998            1997          1996
                                                        --------------   -----------   ------------
MORTGAGE SERVICING ASSETS ACTIVITY:
 Beginning balance ..................................     $288,519        $ 127,399     $  99,122
 Purchases ..........................................        1,021(1)       187,343        50,836
 Addition due to CENFED acquisition .................        8,318               --            --
 Servicing rights arising from the sale of loans
   with servicing rights retained ...................        4,890            1,119            --
 Amortization .......................................      (49,245)         (27,342)      (22,559)
                                                          ----------      ---------     ---------
 Ending balance .....................................     $253,503        $ 288,519     $ 127,399
                                                          ==========      =========     =========
VALUATION ALLOWANCE ACTIVITY:
 Beginning balance ..................................     $ (4,047)       $      --
 Additions charged to loan servicing income .........       (6,142)          (4,047)
                                                          ----------      ---------
 Ending balance .....................................     $(10,189)       $  (4,047)
                                                          ==========      =========

----------
(1) Consists of capitalized costs and adjustments related to prior years' purchases.


     The following table summarizes activity in the portfolio of mortgage loans serviced for others (in millions):




                                                                          YEARS ENDED JUNE 30
                                                                  ------------------------------------
                                                                     1998         1997         1996
                                                                  ----------   ----------   ----------
Beginning portfolio of mortgage loans serviced for others .....    $ 29,598     $ 14,168     $ 11,678
Add: Servicing purchased ......................................         447       17,184        3,696
 Servicing retained on loans sold .............................         386           92           --
Less: Amortization, prepayments and foreclosures ..............      (5,162)      (1,846)      (1,206)
                                                                   --------     --------     --------
Ending portfolio of mortgage loans serviced for others ........    $ 25,269     $ 29,598     $ 14,168
                                                                   ========     ========     ========

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

NOTE 12: DEPOSITS


     Deposits at the dates indicated are summarized as follows (dollars in thousands):




                                                                      JUNE 30
                                  --------------------------------------------------------------------------------
                                                   1998                                      1997
                                  ---------------------------------------   --------------------------------------
                                   WEIGHTED                      PERCENT     WEIGHTED                     PERCENT
                                    AVERAGE                     OF TOTAL      AVERAGE                     OF TOTAL
                                     RATE          AMOUNT       DEPOSITS       RATE          AMOUNT       DEPOSITS
                                  ----------   -------------   ----------   ----------   -------------   ---------
Checking ......................       0.31%    $ 1,815,761         16.9%        0.37%     $1,198,011        12.8%
Savings .......................       2.00         477,199          4.5         2.15         452,225         4.8
Money market ..................       3.93       2,379,249         22.2         4.25       2,119,553        22.7
Certificates:
 5.00% and lower ..............       4.77       1,503,191         14.1         4.83       1,046,824        11.2
 5.01%--6.00% .................       5.52       4,095,310         38.3         5.56       4,277,651        45.7
 6.01%--7.00% .................       6.28         340,288          3.2         6.24         227,948         2.4
 7.01%--8.00% .................       7.28          84,266          0.8         7.24          32,839         0.4
 8.01%--9.00% .................       8.59           5,222          0.0         8.27           1,595         0.0
 9.01%--10.00% ................       9.43             671          0.0         9.45             263         0.0
                                               -----------        -----                   ----------       -----
   Total certificates .........       5.41       6,028,948         56.4         5.46       5,587,120        59.7
                                               -----------        -----                   ----------       -----
                                      4.06%    $10,701,157        100.0%        4.37%     $9,356,909       100.0%
                                               ===========        =====                   ==========       =====

     The average interest rate is based upon stated interest rates without giving consideration to daily compounding of interest or forfeiture of interest because of premature withdrawal.


     Interest payable on deposits at June 30, 1998 and 1997 was $3,728,000 and $3,186,000, respectively, which is included in "Other liabilities and accrued expenses" in the Consolidated Statements of Financial Condition.


     The aggregate remaining maturities of deposits at June 30, 1998 are as follows (in thousands):



       No stated maturity ..................    $ 4,672,209
       Maturing within one year:
        1st quarter ........................      2,073,745
        2nd quarter ........................      1,397,799
        3rd quarter ........................        627,468
        4th quarter ........................        641,943
       Maturing within two years ...........      1,074,087
       Maturing within three years .........         91,230
       Maturing within four years ..........         79,496
       Maturing within five years ..........         31,564
       Maturing thereafter .................         11,616
                                                -----------
          Total ............................    $10,701,157
                                                ===========

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     Certificates of deposit with balances greater than $100,000 had the following remaining maturities at June 30, 1998 (in thousands):



       3 months and under .................    $  366,975
       Over 3 months to 6 months ..........       320,416
       Over 6 months to 12 months .........       208,376
       Over 12 months .....................       251,048
                                               ----------
                                               $1,146,815
                                               ==========

     Interest expense on deposits by type is summarized as follows (in thousands):




                                   YEARS ENDED JUNE 30
                         ---------------------------------------
                             1998          1997          1996
                         -----------   -----------   -----------
Checking .............    $  4,610      $  4,099      $  4,290
Savings ..............       9,192         9,848        11,381
Money market .........      88,484        84,149        69,257
Certificates .........     306,014       307,086       348,906
                          --------      --------      --------
                          $408,300      $405,182      $433,834
                          ========      ========      ========

     At June 30, 1998 and 1997, approximately $307,894,000 and $113,564,000, respectively, of the Bank's real estate loans and mortgage-backed securities were pledged as collateral for certain public deposits.


NOTE 13: BORROWINGS


 SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Securities sold under agreements to repurchase are summarized as follows (dollars in thousands):




                                                                          YEARS ENDED JUNE 30
                                                            -----------------------------------------------
                                                                 1998             1997            1996
                                                            --------------   -------------   --------------
Balance at year end .....................................    $   175,551       $ 768,682      $   758,050
Average amount outstanding during the year ..............        660,467         335,809        1,869,194
Maximum amount outstanding at any month-end .............      1,355,403         776,302        2,987,948
Weighted average interest rate during the year ..........           5.69%           5.55%            5.82%
Weighted average interest rate on year-end balances .....           5.72%           5.66%            5.50%

     Securities sold under agreements to repurchase are collateralized as follows (in thousands):




                                                                               JUNE 30
                                                          --------------------------------------------------
                                                                    1998                      1997
                                                          ------------------------- ------------------------
                                                           BOOK VALUE                BOOK VALUE
                                                            INCLUDING                INCLUDING
                                                             ACCRUED      MARKET      ACCRUED      MARKET
                                                            INTEREST       VALUE      INTEREST      VALUE
                                                          ------------ ------------ ----------- ------------
Mortgage-backed securities; book value includes interest
 receivable of $1,189 in 1998 and $5,167 in 1997 ........  $ 180,614    $ 180,534    $ 788,516   $ 788,638

     The Bank incurred interest expense on securities sold under agreements to repurchase of $37.6 million, $18.6 million, and $108.8 million during fiscal 1998, 1997 and 1996, respectively.

     Mortgage-backed securities sold under agreements to repurchase at June 30, 1998 were contractually due July 1998. These agreements require the Bank to repurchase identical securities to those which were

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

sold. The securities underlying the agreements were delivered to the dealers who arranged the transactions. No amounts outstanding with individual brokers at June 30, 1998 exceeded ten percent of stockholder's equity.


 FEDERAL HOME LOAN BANK


     At June 30, 1998, Glendale Federal had a line of credit with the Federal Home Loan Bank of San Francisco enabling the Bank to borrow up to 35% of the amount of its total consolidated assets. Based on the amount of these assets at June 30, 1998, the Bank's credit limit with the FHLB was approximately $6.3 billion. At June 30, 1997, the Bank had a fixed amount credit limit of approximately $5.7 billion. All advances from the FHLB are collateralized with mortgage loans and FHLB stock.


     FHLB advances are summarized as follows (dollars in thousands):




                                                            WEIGHTED                       WEIGHTED
                                            BALANCE AT       AVERAGE       BALANCE AT      AVERAGE
                                          JUNE 30, 1998       RATE       JUNE 30, 1997       RATE
                                         ---------------   ----------   ---------------   ---------
Fixed-rate, fixed-term ...............      $2,989,000         5.59%       $1,900,000        5.75%
Variable-rate, fixed-term ............       2,624,000         5.54         2,888,000        5.70
                                            ----------                     ----------
 Subtotal ............................       5,613,000         5.57%        4,788,000        5.72%
 Purchase accounting premium .........             458           --                --          --
                                            ----------                     ----------
                                            $5,613,458                     $4,788,000
                                            ==========                     ==========

     The purchase accounting premium of $458,000 was recorded in connection with the FHLB advances assumed as part of the April 1998 CENFED acquisition.


     The Bank incurred interest expense on FHLB advances of approximately $270 million, $269 million, and $202 million during fiscal 1998, 1997, and 1996, respectively. These advances are secured by investments in stock of the FHLB totaling $300.3 million and $259.6 million at June 30, 1998 and 1997, respectively, as well as certain mortgage loans and mortgage-backed and other debt securities aggregating approximately $6.6 billion and $5.3 billion at June 30, 1998 and 1997, respectively.


     The maturities of FHLB advances, with corresponding weighted average interest rates, at June 30, 1998 are as follows (dollars in thousands):




                                                                 WEIGHTED
                                                                 AVERAGE
                                                    AMOUNT         RATE
                                                -------------   ---------
       Maturing in one year .................    $3,928,000        5.48%
       Maturing in two years ................       245,000        5.53
       Maturing in three years ..............     1,000,000        5.74
       Maturing in five years ...............       440,000        5.97
                                                 ----------
        Subtotal ............................     5,613,000        5.57%
        Purchase accounting premium .........           458          --
                                                 ----------
                                                 $5,613,458
                                                 ==========

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     Included in the "Maturing in one year" category are $700 million of fixed-rate FHLB advances with a weighted average interest rate of 5.12% and an original maturity date of 2003, but which the FHLB has the option to call in fiscal 1999.


     At June 30, 1998, interest rates, both fixed and variable, ranged from 4.86% to 6.42%. At June 30, 1997, the range was 5.39% to 5.98%.


 OTHER BORROWINGS


     Other borrowings are summarized as follows (dollars in thousands):




                                                                     JUNE 30
                                                               -------------------
                                                                1998       1997
                                                               ------   ----------
       Notes payable with weighted average interest rates of
        8.75% and 7.82% at June 30, 1998 and 1997,
        respectively .......................................    $ 70     $   276
       Convertible subordinated debentures due
        March 2001, with interest at 7.75% .................      --      10,506
                                                                ----     -------
                                                                $ 70     $10,782
                                                                ====     =======

  Convertible Subordinated Debentures


     All of the convertible subordinated debentures outstanding at June 30, 1997, were redeemed in September 1997 at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest.


     The Bank incurred interest expense on other borrowings of $1.2 million, $1.5 million and $2 million during fiscal 1998, 1997 and 1996, respectively.


     No collateral was pledged for other borrowings at June 30, 1998 or 1997.


NOTE 14: INCOME TAXES


     Following is a summary of the Bank's income tax expense (in thousands):




                                          YEARS ENDED JUNE 30
                                 -------------------------------------
                                     1998          1997         1996
                                 ------------   ----------   ---------
Current taxes:
 Federal .....................     $ 77,973      $ 14,481     $ 2,210
 State .......................       22,825        11,286          --
                                   --------      --------     -------
                                   $100,798      $ 25,767     $ 2,210
                                   --------      --------     -------
Deferred taxes:
 Federal .....................       (9,435)       12,153      12,755
 State .......................        1,750        (1,789)      6,377
                                   --------      --------     -------
                                     (7,685)       10,364      19,132
                                   --------      --------     -------
Income tax provision .........     $ 93,113      $ 36,131     $21,342
                                   ========      ========     =======

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following is a summary of the income tax liability (in thousands):




                                          JUNE 30
                                   ----------------------
                                      1998        1997
                                   ---------   ----------
  Current taxes ................    $ 8,048     $15,150
  Deferred taxes ...............     37,110      45,122
                                    -------     -------
                                    $45,158     $60,272
                                    =======     =======

     A reconciliation from the statutory Federal income tax provision rate to the consolidated effective income tax provision rate follows:




                                                                                YEARS ENDED JUNE 30
                                                                        ------------------------------------
                                                                           1998         1997         1996
                                                                        ----------   ----------   ----------
Statutory Federal income tax rate ...................................       35.0%        35.0%        35.0%
Increases (reductions) in taxes resulting from:
 State franchise tax rate, net of Federal income tax effect .........        6.9          7.2          6.6
 Valuation allowance on deferred tax assets .........................         --         (0.1)       (12.5)
 Other ..............................................................                    (0.4)         4.6
                                                                                         ----        -----
Consolidated effective income tax rate ..............................       41.9%        41.7%        33.7%
                                                                            ====         ====        =====

     The components of the net deferred tax liability are as follows (in thousands):




                                                                                   JUNE 30
                                                                           -----------------------
                                                                              1998         1997
                                                                           ----------   ----------
Deferred tax liabilities:
 Loan fees .............................................................    $ 46,737     $ 50,367
 Settlement of pension obligations .....................................       8,442        8,204
 FHLB stock dividends ..................................................      45,692       35,109
 Gains on sales of loans ...............................................      11,110        7,253
 Other .................................................................      14,195        9,146
                                                                            --------     --------
Gross deferred tax liabilities .........................................     126,176      110,079
                                                                            --------     --------
Deferred tax assets:
 State franchise tax ...................................................       8,071        5,432
 Net operating loss and tax credit carryovers ..........................       4,571        9,764
 Provision for losses on loans .........................................      45,531       28,169
 Mortgage servicing assets .............................................      12,089        6,285
 Net unrealized holding loss on mortgage-backed securities available for
   sale ................................................................       1,166          839
 Other .................................................................      17,638       14,468
                                                                            --------     --------
Gross deferred tax assets ..............................................      89,066       64,957
                                                                            --------     --------
Net deferred tax liability .............................................    $ 37,110     $ 45,122
                                                                            ========     ========

     Management has assessed the realizability of the Bank's deferred tax assets and has concluded that it is more likely than not that all deferred tax assets will be realized.

     For taxable years beginning prior to January 1, 1996, a savings institution that met certain definitional tests relating to the composition of its assets and the sources of its income (a "qualifying savings institution") was permitted to establish reserves for bad debts, and to make annual additions thereto

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

under the "experience" method. Alternatively, a qualifying savings institution could elect, on an annual basis, to use the "percentage of taxable income" method to compute its allowable addition to its bad debt reserve on qualifying real property loans (generally loans secured by an interest in improved real estate). The applicable percentage was 8% for tax periods after 1987. The Bank utilized the experience method in these years.


     On August 20, 1996, the President signed the Small Business Job Protection Act (the "Act") into law. One provision of the Act repealed the reserve method of accounting for bad debts for savings institutions effective for taxable years beginning after 1995. The Bank, therefore, is required to use the "specific charge-off" method on its 1996 and subsequent federal income tax returns. The Bank is required to recapture its "applicable excess reserves", which are its federal tax bad debt reserves in excess of the base year reserve amount described in the following paragraph. The Bank will include one-sixth of its applicable excess reserves in taxable income in each year from 1996 through 2001. As of December 31, 1995, the Bank had approximately $72 million of applicable excess reserves. As of June 30, 1996, the Bank had fully provided for the tax related to this recapture. The base year reserves will continue to be subject to recapture and the Bank could be required to recognize a tax liability if: (1) the Bank fails to qualify as a "bank" for federal income tax purposes; (2) certain distributions are made with respect to the stock of the Bank; (3) the bad debt reserves are used for any purpose other than to absorb bad debt losses; or (4) there is a change in federal tax law. The enactment of this legislation is expected to have no material impact on the Bank's operations or financial position.


     In accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," a deferred tax liability has not been recognized for the tax bad debt base year reserves of the Bank. The base year reserves are generally the balance of reserves as of December 31, 1987 reduced proportionately for reductions in the Bank's loan portfolio since that date. The amount of those reserves was approximately $153 million at December 31, 1987. The amount of the unrecognized deferred tax liability at June 30, 1998 was approximately $54 million. This deferred tax liability could be recognized in the future under the conditions described in the preceding paragraph.


     In July 1993, GLENFED, Inc., the former holding company of the Bank, received notices from the California Franchise Tax Board proposing to assess taxes for the years 1988, 1989 and 1990 in the amount of $5.3 million. GLENFED, Inc. protested the proposed taxes and, in September 1996, made a payment to the Franchise Tax Board in settlement of the disputed amount. The payment was charged to existing reserves.


NOTE 15: FINANCIAL INSTRUMENTS


 FAIR VALUE


     Fair value estimates, methods, and assumptions are set forth below for the Bank's financial instruments.


  Short-Term Investments and Debt and Equity Securities


     The fair value of short-term investments and debt and equity securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following table represents the carrying amount and fair value of investments and mortgage-backed securities at June 30, 1998 and 1997 (in thousands):




                                         JUNE 30, 1998              JUNE 30, 1997
                                   ------------------------- ---------------------------
                                     CARRYING                   CARRYING
                                      AMOUNT     FAIR VALUE      AMOUNT      FAIR VALUE
                                   ------------ ------------ ------------- -------------
Short-term investments ...........  $  174,200   $  174,200   $  636,005    $  651,254
                                    ==========   ==========   ==========    ==========
Debt securities:
 Maturing within 1 year ..........  $   12,404   $   12,404   $   14,813    $   14,813
 Maturing in 1-5 years ...........      25,040       25,040        4,974         4,974
 Maturing in 5-10 years ..........       2,027        2,027        5,903         5,903
 Maturing after 10 years .........      83,763       83,763           --            --
Equity securities ................       2,874        2,874        2,104         2,104
                                    ----------   ----------   ----------    ----------
                                    $  126,108   $  126,108   $   27,794    $   27,794
                                    ==========   ==========   ==========    ==========
Mortgage-backed securities:
 Adjustable-rate .................  $2,033,912   $2,038,363   $1,975,116    $1,977,454
 Fixed-rate ......................     341,451      343,962      304,418       306,196
                                    ----------   ----------   ----------    ----------
                                    $2,375,363   $2,382,325   $2,279,534    $2,283,650
                                    ==========   ==========   ==========    ==========

  Loans


     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as single-family residential mortgage, multi-family, non-residential, commercial and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and non-performing categories.


     The fair value of performing loans is calculated by discounting cash flows through their estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan, adjusted to reflect differences in servicing costs. The estimate of maturity is based on market prepayment estimates for each loan classification.


     Fair value for non-performing loans is based on estimated cash flows discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined by using available market information.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following table presents information for loans, including loans held for sale and net of allowance for loan losses as of June 30, 1998 and 1997 (in thousands):




                                                        JUNE 30, 1998                 JUNE 30, 1997
                                                ----------------------------- -----------------------------
                                                   CARRYING                       CARRYING
                                                    AMOUNT       FAIR VALUE        AMOUNT       FAIR VALUE
                                                -------------- -------------- --------------- -------------
Single-family 1-4 units:                         $10,307,070    $10,333,005     $ 8,769,249    $ 8,821,167
Multi-family:
 5-36 units ...................................    1,473,771      1,439,368       1,433,697      1,354,117
 37 or more units .............................      301,851        296,006         328,556        313,512
Non-residential ...............................    1,327,892      1,307,366       1,171,733      1,127,805
Consumer ......................................      127,684        127,187         112,685        112,262
Commercial ....................................      278,766        278,455         152,509        153,585
                                                  13,817,034     13,781,387      11,968,429     11,882,448
Less unearned discounts, undisbursed loan funds
 and deferred loan fees .......................      (42,454)            --         (63,336)            --
                                                 -----------    -----------     -----------    -----------
                                                 $13,774,580    $13,781,387     $11,905,093    $11,882,448
                                                 ===========    ===========     ===========    ===========

  Deposit Liabilities


     The fair value of deposits with no stated maturity, such as savings accounts, checking and NOW accounts, and money market checking/savings accounts, is equal to the amount payable on demand as of June 30, 1998 and 1997. The fair value of certificates of deposit is based on the discounted value of contractual cash flows using estimated market rates that reflect certificates of deposit with similar terms and maturities.


     The following table presents information for deposit liabilities (in thousands):




                                                   JUNE 30, 1998                JUNE 30, 1997
                                            ---------------------------- ---------------------------
                                               CARRYING                     CARRYING
                                                AMOUNT      FAIR VALUE       AMOUNT      FAIR VALUE
                                            ------------- -------------- ------------- -------------
Checking ..................................  $ 1,815,761   $ 1,815,761    $1,198,011    $1,198,011
Savings ...................................      477,199       477,199       452,225       452,225
Money market ..............................    2,379,249     2,379,249     2,119,553     2,119,553
Certificates with remaining maturities:
 In six months or less ....................    3,471,544     3,471,560     2,551,447     2,552,549
 Between six months and one year ..........    1,269,411     1,268,341     1,628,382     1,629,630
 Between one and three years ..............    1,165,317     1,168,130     1,336,395     1,337,201
 Beyond three years .......................      122,676       123,505        70,896        69,330
                                             -----------   -----------    ----------    ----------
                                             $10,701,157   $10,703,745    $9,356,909    $9,358,499
                                             ===========   ===========    ==========    ==========

  Borrowings


     The estimate of the fair value of the Bank's borrowings was based on the discounted value of the future cash flows expected to be paid on such borrowings using estimated market discount rates that reflect borrowings with similar terms and maturities.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following table represents the carrying amount and fair value of the Bank's borrowings at June 30, 1998 and 1997 (in thousands):




                                                        JUNE 30, 1998              JUNE 30, 1997
                                                  ------------------------- ---------------------------
                                                    CARRYING                   CARRYING
                                                     AMOUNT     FAIR VALUE      AMOUNT      FAIR VALUE
                                                  ------------ ------------ ------------- -------------
Securities sold under agreements to repurchase ..  $  175,551   $  174,879   $  768,682    $  766,068
Borrowings from the FHLB ........................   5,613,458    5,614,652    4,788,000     4,765,643
Convertible subordinated debentures .............          --           --       10,506        10,506
Notes payable ...................................          70           70          276           276
                                                   ----------   ----------   ----------    ----------
                                                   $5,789,079   $5,789,601   $5,567,464    $5,542,493
                                                   ==========   ==========   ==========    ==========

  Mortgage Servicing Assets

     The carrying amount and fair value of the Bank's MSA at June 30, 1998 were $243 million and $298 million, respectively. The carrying amount and fair value of the Bank's MSA at June 30, 1997 were $284 million and $353 million, respectively.

     The fair value of the Bank's servicing portfolio is estimated by applying market assumptions for the serviced loans to estimate servicing-related income and expenses over the underlying loans' estimated lives, and discounting the estimated future net servicing income at the current market discount rate. Fair value is significantly influenced by market prepayment expectations. Prepayment expectations are influenced by the difference between the loans' interest rates and current market interest rates. During periods of decreasing interest rates, the market anticipates that homeowners will be more likely to refinance their existing mortgage loans; during periods of increasing interest rates, the market anticipates that homeowners will be less inclined to refinance their existing mortgage loans. The slower prepayments anticipated in times of rising interest rates result in a longer estimated period of net servicing income for the existing servicing portfolio, and therefore increases its value. Conversely, the faster prepayments anticipated in times of declining interest rates result in a shorter estimated period of net servicing income and therefore decreases the value of the Bank's servicing portfolio.


  Other Financial Instruments

     Financial instruments of the Bank, as included in the Consolidated Statements of Financial Condition, for which fair value approximates the carrying amount at June 30, 1998 and 1997 include "Cash and amounts due from banks", "Interest receivable", "Investment in capital stock of Federal Home Loan Bank", recourse liability, and accounts payable and accrued expenses.


  Commitments

     As discussed further in Note 16: "Commitments and Contingent Liabilities," the Bank had various commitments outstanding as of June 30, 1998 and 1997 which are not reflected in the accompanying consolidated financial statements. The fair value of the commitments is estimated to approximate the fees currently charged or paid to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The uncertainty involving the attempt to determine the likelihood, as well as the timing of a commitment being drawn upon, coupled with the lack of established markets and the diversity of fee structures that exist, would not result in what the Bank believes to be a meaningful estimate of fair value.


  Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax liabilities, premises and equipment, mortgage servicing assets and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.


NOTE 16: COMMITMENTS AND CONTINGENT LIABILITIES

     In the normal course of business there are outstanding various commitments and contingent liabilities which are not reflected in the accompanying consolidated financial statements. Management does not anticipate any material loss as a result of these transactions. The following is a summary of commitments and contingent liabilities (in thousands):




                                                                             JUNE 30
                                                                     ------------------------
                                                                         1998         1997
                                                                     -----------   ----------
Commitments to sell loans and mortgage-backed securities .........    $122,820      $ 14,000
Standby and commercial letters of credit .........................       4,767         1,432
Unused lines of credit ...........................................     556,777       363,203
Commitments to originate loans receivable:
 Adjustable-rate .................................................      20,173        18,961
 Fixed-rate ......................................................      77,243        24,884
Commitments to purchase loans receivable:
 Adjustable-rate .................................................          --        90,419
 Fixed-rate ......................................................      75,000       207,162

     Agreements to sell loans and mortgage-backed securities contain representations and warranties regarding the underwriting and documentation of the underlying loans. To the extent the Bank is deemed to have breached any of these representations and warranties, the sales agreement allows the purchaser to demand repurchase of the loans causing the breach. The Bank does not anticipate it will be required to make material repurchases or incur material losses related to loans and mortgage-backed securities it has sold or committed to sell at June 30, 1998.

     As more fully discussed in Note 7: "Loans Receivable," in the past, the Bank sold loans and mortgage-backed securities with recourse for credit losses. The Bank provided for the estimated recourse losses at the time of sale, and evaluates, on a quarterly basis, the adequacy of the liability for recourse losses. However, significant changes in future losses may require additions to the recourse liability recorded in the caption "Other liabilities and accrued expenses" in the Consolidated Statements of Financial Condition.

     Commitments to sell residential mortgage loans for a fixed price are generally entered into between the date the application is taken and the date the loans are sold into the secondary market. Risks arise from the possible inability of counter-parties to meet the terms of commitments and movement in interest rates and related prices.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The Bank makes contractual commitments to extend credit, which are legally binding agreements to lend money to customers at predetermined interest rates for a specified period of time. The Bank applies its credit standards when underwriting and extending these commitments, and periodically reassesses the customers' credit worthiness through ongoing credit reviews. Additional risks associated with providing these commitments arise when these commitments are drawn upon, such as the demands on liquidity that the Bank would experience if a significant portion were drawn down at once. However, this is considered unlikely, as many commitments expire without having been drawn upon.

     Upon approval of a loan application, the Bank normally gives the applicant a commitment that the Bank will make the approved loan within a specified time period, normally 10 to 45 days, at a rate of interest and on other terms determined on the basis of market conditions as of the date of the commitment.

     The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable; inventory, property, plant and equipment; income-producing commercial properties; and agricultural products. For single-family lending, collateral consists of trust-deeds on one-to four-unit residential real estate. The Bank does not anticipate any significant loss as a result of its commitments to originate loans as of June 30, 1998.

     On February 1, 1994, the Bank entered into a five-year contract for the outsourcing of its data processing and item processing operations. The contract is based on certain volume levels. If the contract is terminated prior to its expiration, a termination charge would be incurred, the amount of which would be dependent upon the nature of the termination and the time remaining on the contract.

     The Bank and certain of its subsidiaries are involved in litigation arising in the normal course of business. Although the legal responsibility and financial impact with respect to such litigation cannot presently be ascertained, the Bank does not anticipate that the final resolution of these matters will result in the payment of monetary damages that would be material in relation to the consolidated financial condition or results of operations of the Bank.


NOTE 17: REGULATORY CAPITAL

     FIRREA and the regulations promulgated thereunder established certain minimum levels of regulatory capital for savings institutions subject to Office of Thrift Supervision ("OTS") supervision. The Bank must follow specific capital guidelines stipulated by the OTS which involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items. An institution that fails to comply with its regulatory capital requirements must obtain OTS approval of a capital plan and can be subject to a capital directive and certain restrictions on its operations. At June 30, 1998, the minimum regulatory capital requirements were:

    o Tangible and core capital, consisting principally of stockholder's equity, but excluding most intangible assets such as goodwill and any net unrealized holding gains or losses on debt securities available for sale equal to 1.5% and 3% of assets, respectively.

    o Risk-based capital consisting of core capital plus certain subordinated debt and other capital instruments and, subject to certain limitations, general valuation allowances on loans receivable, equal to 8 percent of the amount of risk-weighted assets.

     At June 30, 1998, the Bank was "well capitalized" under the prompt corrective action ("PCA") regulations adopted by the OTS pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). To be categorized as "well capitalized", the Bank must maintain minimum core capital, Tier I risk-based capital and risk-based capital ratios as set forth in the table below. The Bank's

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

capital amounts and classification are subject to review by federal regulators about components, risk-weightings and other factors. There are no conditions or events since June 30, 1998 that management believes have changed the institution's category.


     The following table summarizes the Bank's actual capital and required capital as of June 30, 1998 and 1997 (dollars in thousands):




                                                                                     TIER 1
                                                TANGIBLE            CORE           RISK-BASED        RISK-BASED
                                                CAPITAL           CAPITAL           CAPITAL           CAPITAL
                                            ---------------   ---------------   ---------------   ---------------
JUNE 30, 1998
Actual capital:
 Amount .................................     $ 1,077,884       $ 1,077,884       $ 1,077,884       $ 1,177,116
 Ratio ..................................            6.02%             6.02%            10.57%            11.54%
FIRREA minimum required capital:
 Amount .................................     $   268,427       $   536,854           N/A           $   816,080
 Ratio ..................................            1.50%             3.00%          N/A                  8.00%
FDICIA well capitalized required capital:
 Amount .................................         N/A           $   894,756       $   612,060       $ 1,020,099
 Ratio ..................................         N/A                  5.00%             6.00%            10.00%
JUNE 30, 1997
Actual capital:
 Amount .................................     $   913,333       $   913,333       $   913,333       $ 1,017,226
 Ratio ..................................            5.67%             5.67%            10.02%            11.17%
FIRREA minimum required capital:
 Amount .................................     $   241,781       $   483,562           N/A           $   731,890
 Ratio ..................................            1.50%             3.00%          N/A                  8.00%
FDICIA well capitalized required capital:
 Amount .................................         N/A           $   805,936       $   551,818       $   911,963
 Ratio ..................................         N/A                  5.00%             6.00%            10.00%

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following table reconciles the Bank's capital in accordance with generally accepted accounting principles ("GAAP") to the Bank's tangible, core and risk-based capital as of June 30, 1998 and 1997 (in thousands):




                                                                                     JUNE 30
                                                                          -----------------------------
                                                                               1998            1997
                                                                          -------------   -------------
Capital of Glendale Federal in accordance with GAAP ...................    $1,278,399      $1,012,074
Adjustments for tangible and core capital:
 Net unrealized holding loss on available for sale securities .........         1,612           1,154
 Goodwill and other intangible assets .................................      (180,463)        (99,533)
 Disallowed mortgage servicing ........................................       (10,788)             --
 Disallowed capitalized software ......................................       (10,094)             --
 Investments in and advances to non-permissible subsidiaries ..........          (782)           (362)
                                                                           ----------      ----------
Total tangible capital ................................................     1,077,884         913,333
Adjustments for core capital ..........................................            --              --
                                                                           ----------      ----------
Total core capital ....................................................     1,077,884         913,333
Adjustments for risk-based capital:
 Allowance for general loan losses(1) .................................       127,705         113,006
 Equity risk investments required to be deducted ......................       (17,735)         (9,113)
 Low level recourse deduction .........................................       (10,738)             --
                                                                           ----------      ----------
Total risk-based capital ..............................................    $1,177,116      $1,017,226
                                                                           ==========      ==========

----------
(1)   Limited to 1.25% of risk-weighted assets.

NOTE 18: STOCKHOLDER'S EQUITY

     On July 23, 1997, shareholders of Glendale Federal Bank, Federal Savings Bank approved the formation of Golden State Bancorp Inc. as the holding company for the Bank. The formation of the holding company became effective on July 24, 1997 and the Bank became a wholly-owned subsidiary of Golden State on that date. Shares of Glendale Federal's common stock automatically became an equal number of shares of Golden State common stock and shares of Glendale Federal's Noncumulative Preferred Stock, Series E, automatically became an equal number of shares of Golden State's Noncumulative Convertible Preferred Stock, Series
A. Glendale Federal's two classes of warrants became exercisable solely to purchase common stock of Golden State. The board of directors of Glendale Federal are also the board of directors of Golden State. Golden State was funded with a dividend of $14.9 million from Glendale Federal to be used for general working capital purposes and for payment of dividends on Golden State's preferred stock.

 DESCRIPTION OF BANK SECURITIES

  Common Stock

     The Bank's Charter authorizes the issuance of 100 million shares of common stock with a par value of $1.00 per share. Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Bank out of assets of the Bank legally available for payment, subject to the superior rights of the holders of any series of preferred stock that may be issued.

 Preferred Stock

     As described in Note 1: "Basis of Presentation and Summary of Significant Accounting and Reporting Policies," all of the Series A Preferred Stock (formerly Series E) was acquired by Golden State

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

on July 24, 1997. The Series A Preferred Stock has a par value of $1.00 per share and a liquidation preference of $25 per share. The Series A Preferred Stock provides for noncumulative dividends, when, as and if declared, at an annual rate of 8.75% of its liquidation preference and is convertible, at the option of the holders thereof, into common stock at any time at a conversion price of $10.40 per share, subject to adjustment in certain events. Subject to applicable laws and regulations, the Series A Preferred Stock will be redeemable, in whole or in part, at the option of the Bank, on 20 to 45 days notice, from time to time at any time on or after October 1, 1998 at the following per share redemption prices, plus in each case an amount equal to any dividends that have been declared thereon but remain unpaid as of the date of redemption, if redeemed during the twelve-month period beginning October 1 of each of the following years:




                                   REDEMPTION PRICE PER SHARE OF
                                       SERIES A CONVERTIBLE
YEAR                                      PREFERRED STOCK
--------------------------------- ------------------------------
    1998 ........................          $  26.09375
    1999 ........................             25.87500
    2000 ........................             25.65625
    2001 ........................             25.43750
    2002 ........................             25.21875
    2003 and thereafter .........             25.00000

     The Bank intends to redeem all of its Series A Preferred Stock on October 1, 1998 at a redemption price of $26.09375 per share. As of June 30, 1998, there were 4,617,484 shares of Series A Preferred Stock issued and outstanding.


     During fiscal 1997 the Bank entered into separately negotiated agreements with certain holders of its then Series E (now Series A) preferred stock providing, in the aggregate, for exchanges of 1,201,900 shares of the preferred stock for 3,103,872 shares of the Bank's common stock. The exchanges were made at premiums above the stated conversion rate of 2.404 shares of the Bank's common stock for each share of the preferred stock.


 RESTRICTION ON STOCKHOLDER'S EQUITY AND DIVIDENDS

     Dividends on the Bank's common stock may not be paid unless full cash dividends on the Bank's Series A Preferred Stock have been declared and paid or set aside for payment for the immediately preceding dividend period. OTS regulations limit a savings institution's ability to make capital distributions, which include the payment of dividends, based on the institution's capital position. The rule establishes "safe-harbor" amounts of capital distributions that institutions can make after providing notice to the OTS, but without needing prior approval. Institutions can distribute amounts in excess of the safe harbor only with the prior approval of the OTS.

     An institution that exceeds its minimum capital requirements is permitted to make capital distributions in specified amounts based on its regulatory capital levels without prior OTS approval unless it is deemed to be "in need of more than normal supervision," in which case OTS approval of the distribution may be required. The OTS retains the authority in all cases, however, to prohibit any capital distribution that would otherwise be authorized under its regulations if the OTS determines that the capital distribution would constitute an unsafe or unsound practice and in each case requires prior notification of any proposed dividend or other capital distribution. The Bank does not currently expect to pay cash dividends on its common stock or make other capital distributions, other than preferred stock dividends and the aforementioned redemption of the Series A Preferred Stock, in the foreseeable future.

     Retained earnings at June 30, 1998 and 1997 include approximately $48 million for which no provision for Federal income tax has been made. These amounts represent allocations of earnings to bad

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

debt reserves for tax purposes and are a restriction upon retained earnings. If, in the future, this portion of retained earnings and an additional approximately $105 million of similar tax basis reserves from acquired associations are reduced for any purpose other than tax bad debt losses, Federal income taxes may be imposed at the then applicable rates.


NOTE 19: EMPLOYEE BENEFIT PLAN


     The Bank has several pension plans (collectively, the "Plan") covering substantially all of its employees. The benefits are based on years of service and the employees' average earnings in the five highest consecutive Plan years for the last 10 years of employment.


     The Bank uses, for financial reporting purposes, the projected unit credit method and continues to base its funding policy on the individual entry age normal method.


     The following table sets forth the Plan's funded status as of March 31, 1998 and 1997 and amounts recognized in the Bank's statements of financial condition at June 30, 1998 and 1997 (in thousands):




                                                                                     JUNE 30
                                                                             -----------------------
                                                                                1998         1997
                                                                             ----------   ----------
Actuarial present value of benefit obligations:
 Vested accumulated benefits .............................................    $ 58,958     $ 46,896
 Non-vested accumulated benefits .........................................       2,366        1,780
                                                                              --------     --------
   Total accumulated benefits ............................................    $ 61,324     $ 48,676
                                                                              ========     ========
Projected benefit obligation for service rendered to date ................    $ 73,033     $ 57,902
Plan assets at fair value; primarily listed stocks, U.S. Government
 obligations and savings certificates of the Bank ........................      96,493       80,129
                                                                              --------     --------
Funded status--Plan assets in excess of projected benefit obligation .....      23,460       22,227
Items not yet recognized in earnings:
 Unrecognized net gain ...................................................      (5,421)      (4,724)
 Prior service cost not yet recognized in net periodic pension cost ......         176          193
                                                                              --------     --------
Prepaid pension cost included in "Other assets" at end of period .........    $ 18,215     $ 17,696
                                                                              ========     ========

     Net periodic pension income for fiscal 1998, 1997 and 1996 included the following components (in thousands):




                                                                      YEARS ENDED JUNE 30
                                                           -----------------------------------------
                                                               1998           1997          1996
                                                           ------------   -----------   ------------
Service cost-benefits earned during the period .........    $   2,325      $  2,376      $   2,246
Interest cost on projected benefit obligation ..........        4,874         4,483          4,306
Actual return on Plan assets ...........................      (18,895)       (2,621)       (11,566)
Net amortization and deferral ..........................       11,177        (5,095)         3,732
                                                            ---------      --------      ---------
Net periodic pension income ............................    $    (519)     $   (857)     $  (1,282)
                                                            =========      ========      =========

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following table presents certain significant assumptions used in determining plan obligations and net pension expense at the dates indicated:




                                                                     YEARS ENDED JUNE 30
                                                             ------------------------------------
                                                                1998         1997         1996
                                                             ----------   ----------   ----------
Weighted average discount rate used to calculate benefit
 obligations .............................................       7.00%        8.25%        8.00%
Assumed rate of increase in future compensation ..........       4.00%        4.50%        4.50%
Expected long-term rate of return on plan assets .........       9.50%        9.50%        9.50%

     The Bank has established a savings plan for its employees which allows participants to make contributions by salary deduction equal to 15% or less of their salary pursuant to section 401(k) of the Internal Revenue Code. Employees' contributions vest immediately; the Bank's partial matching contributions vest over five years. The Bank's contributions to the plan in fiscal 1998, 1997 and 1996 were $1,981,000, $1,713,000 and $739,000, respectively.

 KEY EXECUTIVE RETIREMENT SUPPLEMENT PLANS

     During fiscal 1992, GLENFED, Inc., the former holding company of Glendale Federal, substantially terminated two non-qualified post-retirement pension supplement plans previously maintained for certain senior executive officers of GLENFED, Inc., as well as one other such plan assumed by the Bank in its acquisition of another association. Participants fully vested at the time of such substantial termination (as well as one officer scheduled to vest within four months of such date) were offered the opportunity to receive a lump-sum settlement in lieu of the contractual benefits under the plans. Three non-vested participants will receive no benefits under the plans. During fiscal 1998, five vested participants were receiving benefits under the plans.

 DIRECTORS' RETIREMENT PLANS

     The Bank maintains directors' retirement plans for non-employee directors who serve on its Board of Directors (the "Directors' Plan"). The Directors' Plan provides that a non-employee director shall, after termination of Board membership, be entitled to receive a monthly payment equal to: (1) the monthly Board retainer in effect at the time of termination; plus (2) the fee paid at such time for attending a Board meeting, for the number of years equal to the number of years of Board service, but not to exceed twenty years. Payments of such amounts normally commence at the later of the director's termination date or the director's attainment of age 65.

NOTE 20: STOCK OPTION PLAN

     The Bank has a stock option plan (the "Option Plan") that provides for the granting of options of Golden State common stock to employees and directors. The Option Plan has a term of five years and allows for awards totaling up to
7.2 million shares of common stock. Options granted generally have terms of ten years each. All options granted will become exercisable upon a change in control of the Company.

     In October 1994, the Bank's shareholders approved amendments to the Option Plan which, among other things: (1) provide for annual grants of options to acquire 5,000 shares to each non-employee Director; and (2) provide for equitable adjustments of the exercise or purchase price and the number or class of shares covered by outstanding awards to preserve the benefit of such awards in the event of payment of a dividend or distribution to shareholders of the Company in property or cash in an amount in excess of the Company's normal dividend or distribution policy in effect at the time. Grants to directors are made on the first day following each annual meeting of the Company's shareholders with an exercise price equal to the closing price on the New York Stock Exchange of the Company's common stock on such date and vest on the date of the next succeeding annual meeting.

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The following is a summary of the transactions under the Bank's stock option plan:




                                           NUMBER OF          RANGE OF       WEIGHTED AVERAGE
                                             SHARES        OPTION PRICES      EXERCISE PRICE
                                        --------------- ------------------- -----------------
 Outstanding at June 30, 1995 .........     3,316,250    $  6.375-$12.625       $  9.99
 Granted ..............................       742,000         14.50-16.125        14.58
 Canceled or expired ..................       (73,750)         9.00-14.50         13.16
 Exercised ............................      (106,000)        6.375-14.50         10.71
                                            ---------
 Outstanding at June 30, 1996 .........     3,878,500         6.375-16.125        10.79
 Granted ..............................     1,830,000         17.50-17.75         17.57
 Canceled or expired ..................       (51,250)       12.625-17.75         14.11
 Exercised ............................      (512,125)        6.375-16.125         9.00
                                            ---------
 Outstanding at June 30, 1997 .........     5,145,125         6.375-17.75         13.34
 Granted ..............................       925,500         28.50-35.00         28.78
 Canceled or expired ..................       (36,166)        14.50-28.50         21.39
 Exercised ............................    (2,344,951)        6.375-17.75         11.22
                                           ----------
 Outstanding at June 30, 1998 .........     3,689,508    $  6.375-$35.00        $ 18.49
                                           ==========

     The number of options exercisable at June 30, 1998, 1997 and 1996 was 1,453,884, 2,869,750 and 2,244,293, respectively, and the weighted average exercise price of those exercisable options was $13.17, $10.57 and $9.76, respectively. All options will become exercisable at the completion of the Cal Fed Merger, which is expected to take place on September 11, 1998.


     The number of options available for future grants under the Bank's stock option plan at June 30, 1998, 1997 and 1996 was 493,041, 1,382,375 and 661,125,
respectively.


     Information about stock options outstanding at June 30, 1998 was as follows:




                                                         OUTSTANDING                        EXERCISABLE
                              WEIGHTED        ---------------------------------   --------------------------------
                          AVERAGE REMAINING                       WEIGHTED                            WEIGHTED
       RANGE OF           CONTRACTUAL LIFE                    AVERAGE EXERCISE                    AVERAGE EXERCISE
    EXERCISE PRICES          (IN YEARS)          NUMBER             PRICE            NUMBER            PRICE
----------------------   ------------------   ------------   ------------------   ------------   -----------------
$6.375-$9.00..........            5.2            206,250          $  8.68            206,250         $  8.68
 9.75-14.50 ..........            6.6          1,029,234            12.79            891,234           12.53
 15.50-17.75 .........            8.1          1,543,024            17.52            356,400           17.36
 28.50-35.00 .........            9.2            911,000            28.79                 --              --
                                               ---------                             -------
$6.375-$35.00.........            8.2          3,689,508          $ 18.49          1,453,884         $ 13.17
                                               =========                           =========

     The Bank applies APB Opinion 25 in accounting for its stock-based compensation plan. Accordingly, no compensation expense has been recognized for its stock options. Had the Bank determined compensation cost based on the fair value at the grant dates of its stock options consistent with SFAS 123, the Bank's net earnings would have been reduced to the pro forma amounts as follows:




                              YEARS ENDED JUNE 30
                       ---------------------------------
                           1998       1997       1996
                       ----------- ---------- ----------
                        (IN THOUSANDS, EXCEPT PER SHARE
                                     DATA)
Net earnings:
 As reported .........  $129,075    $50,423    $42,052
 Pro forma ...........   122,141     45,223     39,634

                    GLENDALE FEDERAL BANK AND SUBSIDIARIES

                         JUNE 30, 1998, 1997 AND 1996

     The weighted average grant-date fair value of stock options granted during fiscal 1998, 1997 and 1996 was $14.99, $9.41 and $8.06, respectively. The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:




                                           YEARS ENDED JUNE 30
                                    ---------------------------------
                                       1998        1997        1996
                                    ---------   ---------   ---------
Dividend yield ..................         0%          0%          0%
Expected volatility .............   37.7%       38.6%       42.1%
Risk-free interest rate .........    6.4%        6.8%        6.5%
Expected life of option .........   7 years     7 years     7 years

     During the initial phase-in period, the effects of applying SFAS 123 for these pro forma disclosures are not likely to be representative of the effects on reported income for future years as options vest over several years and additional awards are generally made each year.


NOTE 21: SUBSEQUENT EVENTS


     On July 11, 1998, Golden State acquired RedFed Bancorp Inc. ("RedFed") and its federal savings bank subsidiary, Redlands Federal Bank, in a tax-free, stock-for-stock merger. Pursuant to the terms of the transaction, Golden State issued 5,221,995 shares of its common stock, resulting in a total recorded purchase price of $158.3 million. Pursuant to the merger, Redlands Federal Bank was merged into the Bank. Under the purchase method of accounting, the goodwill of $62.8 million recorded in this transaction by the Bank will be amortized over 15 years using the straight-line method. At July 11, 1998, RedFed operated 15 branches and had $1.0 billion in assets, including $893.7 million of loans receivable, net. RedFed's liabilities included $864.1 million of deposits and $78.7 million of borrowings. These amounts are unaudited.


     On February 4, 1998, and as amended as of July 13, 1998, Golden State entered into an Agreement and Plan of Reorganization (the "Cal Fed Merger Agreement") with First Nationwide (Parent) Holdings, Inc. ("First Nationwide"), First Nationwide Holdings, Inc. ("FNH"), and certain other parent entities of California Federal Bank, A Federal Savings Bank ("Cal Fed"). FNH is controlled, through intermediate entities, by MacAndrews and Forbes Holdings Inc. ("MAF") and Gerald J. Ford ("Ford"), the Chairman of the Board and Chief Executive Officer of Cal Fed. After giving effect to the Cal Fed Merger, the combined parent company, Golden State, will continue to be a publicly traded company, FNH will be merged with and into Golden State Financial, and Glendale Federal will be merged with and into Cal Fed.


     At June 30, 1998, First Nationwide, through its subsidiary Cal Fed, operated 225 branches and had $34.1 billion in assets, including $20.4 billion in loans receivable, net and $16.0 billion in deposits. These amounts are unaudited.


     The Cal Fed Merger received Office of Thrift Supervision approval on August 12, 1998 and the approval of the stockholders of the Company on August 17, 1998, and is expected to close on September 11, 1998.